ASSET PURCHASE AGREEMENT



                                  by and among


                       Midwest Tube Mills, Inc. ("Seller")


             Richard L. Russell, individually and Richard L. Russell
                   in his Fiduciary Capacity as Trustee of the
                      Richard L. Russell 2004 Annuity Trust
                         (collectively, "Shareholders")


                                       and


                        MTM Acquisition Company ("Buyer")












                             Dated: August 30, 2005

                                TABLE OF CONTENTS

1.       Definitions and Usage...........................................1

2.       Sale and Transfer of Assets; Closing............................1
         2.1      Assets to be Sold......................................1
         2.2      Excluded Assets........................................2
         2.3      Consideration..........................................2
         2.4      Liabilities............................................3
         2.5      Allocation.............................................3
         2.6      Closing................................................3
         2.7      Closing Obligations....................................4
         2.8      Adjustment Amount and Payment..........................5
         2.9      Adjustment Procedure...................................5
         2.10     Consents...............................................6

3.       Representations and Warranties of Seller and Shareholders.......7
         3.1      Organization and Good Standing.........................7
         3.2      Enforceability; Authority; No Conflict.................7
         3.3      Capitalization.........................................8
         3.4      Financial Statements...................................8
         3.5      Books and Records......................................8
         3.6      Title to and Sufficiency of Assets.....................8
         3.7      Description of Leased Real Property....................9
         3.8      Condition of Facilities................................9
         3.9      Accounts Receivable....................................9
         3.10     Inventories............................................9
         3.11     No Undisclosed Liabilities.............................9
         3.12     Taxes..................................................10
         3.13     No Material Adverse Change.............................10
         3.14     Employee Benefits......................................10
                  Governmental Authorizations............................11
         3.16     Legal Proceedings; Orders..............................12
         3.17     Absence of Certain Changes and Events..................13
         3.18     Contracts; No Defaults.................................13
         3.19     Insurance..............................................16
         3.20     Environmental Matters..................................16
         3.21     Employees..............................................18
         3.22     Labor Disputes; Compliance.............................18
         3.23     Intellectual Property Assets...........................18
         3.24     Relationships with Related Persons.....................18
         3.25     Brokers or Finders.....................................19
         3.26     Disclosure.............................................19

4.       Representations and Warranties of Buyer.........................19
         4.1      Organization and Good Standing.........................19
         4.2      Authority; No Conflict.................................19
         4.3      Certain Proceedings....................................20
         4.4      Brokers or Finders.....................................20

5.       Covenants of Seller Prior to Closing............................20
         5.1      Access and Investigation...............................20
         5.2      Operation of the Business of Seller....................20
         5.3      Negative Covenant......................................21
         5.4      Required Approvals.....................................21
         5.5      Notification...........................................21
         5.6      No Negotiation.........................................21
         5.7      Best Efforts...........................................21
         5.8      Interim Financial Statements...........................21
         5.9      Change of Name.........................................21
         5.10     Payment of Liabilities.................................21
         5.11     Audited Financial Statements...........................21
         5.12     Environmental Work.....................................22
         5.13     Bank Subordination.....................................22

6.       Covenants of Buyer Prior to Closing.............................22
         6.1      Best Efforts...........................................22

7.       Conditions Precedent to Buyer' s Obligation to Close............22
         7.1      Accuracy of Representations............................22
         7.2      Seller's Performance...................................22
         7.3      Consents...............................................22
         7.4      Additional Documents...................................22
         7.5      Audited Financial Statements...........................23
         7.6      No Proceedings.........................................23
         7.7      No Conflict............................................23
         7.8      Environmental Report/Remediation.......................23
         7.9      Employees..............................................23
         7.10     Condition of Equipment and Facilities..................23
         7.11     Inventory..............................................24

8.       Conditions Precedent to Seller's Obligation to Close............24
         8.1      Accuracy of Representations............................24
         8.2      Buyer's Performance....................................24
         8.3      Consents...............................................24
         8.4      Additional Documents...................................24
         8.5      No Injunction..........................................24

9.       Termination.....................................................25
         9.1      Termination Events.....................................25
         9.2      Effect of Termination..................................25

10.      Additional Covenants and Agreements.............................26
         10.1     Employees and Employee Benefits........................26
         10.2     Non-Competition, Non-Solicitation and
                  Non-Disparagement......................................28
         10.3     Customer and Other Business Relationships..............29
         10.4     Transition; Shareholders Assistance....................29
         10.5     Retention of and Access to Records.....................29
         10.6     Accounts Receivable Repurchase.........................29
         10.7     Further Assurances.....................................29
         10.8     Corporate Continuation.................................29

11.      Indemnification; Remedies.......................................30
         11.1     Survival...............................................30
         11.2     Indemnification and Reimbursement by Seller
                  and Shareholders.......................................30
         11.3     Indemnification and Reimbursement by
                  Seller-Environmental Matters...........................30
         11.4     Indemnification and Reimbursement by Buyer.............31
         11.5     Limitations on Amount-Seller and Shareholders..........31
         11.6     Limitations on Amount-Buyer............................31
         11.7     Time Limitations.......................................32
         11.8     Right of Setoff........................................32
         11.9     Third-Party Claims.....................................32
         11.10    Other Claims...........................................34
         11.11    Indemnification in Case of Strict Liability or
                  Indemnitee Negligence..................................34

12.      Confidentiality.................................................34
         12.1     Definition of Confidential Information.................34
         12.2     Restricted Use of Confidential Information.............35
         12.3     Exceptions.............................................35
         12.4     Legal Proceedings......................................36
         12.5     Return or Destruction of Confidential Information......36
         12.6     Attorney-Client Privilege..............................36

13.      General Provisions..............................................37
         13.1     Expenses...............................................37
         13.2     Public Announcements...................................37
         13.3     Notices................................................37
         13.4     Arbitration............................................38
         13.5     Enforcement of Agreement...............................39
         13.6     Waiver; Remedies Cumulative............................39
         13.7     Entire Agreement and Modification......................39
         13.8     Schedules..............................................39
         13.9     Assignments, Successors and No Third-Party Rights......40
         13.10    Severability...........................................40
         13.11    Construction...........................................40
         13.12    Time of Essence........................................40
         13.13    Governing Law..........................................40
         13.14    Execution of Agreement.................................40
         13.15    Shareholders Obligations...............................40

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is dated August 30, 2005, by and among MTM ACQUISITION COMPANY, a Michigan corporation ("Buyer"); MIDWEST TUBE MILLS, INC., an Indiana corporation ("Seller"); RICHARD L. RUSSELL, a resident of Indiana and RICHARD L. RUSSELL in his fiduciary capacity as Trustee of the Richard L. Russell 2004 Annuity Trust u/t/d August 11, 2004 (each a "Shareholder,"together "Shareholders").

                                    RECITALS

     Shareholders own two hundred (200) shares of the common stock, of Seller, which constitutes one hundred percent (100%) of the issued and outstanding shares of common capital stock of Seller. Seller desires to sell, and Buyer desires to purchase, the Assets of Seller for the consideration and on the terms set forth in this Agreement.

     The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS AND USAGE. The definitions and usage applicable to this Agreement are set forth on Exhibit 1.

2. SALE AND TRANSFER OF ASSETS; CLOSING.

     2.1 Assets to be Sold. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

     (a) all Tangible  Personal  Property,  including  those items  described in
Schedule 2.1(a);

     (b) all cash, cash equivalents and short-term investments

     (c) all Inventories;

     (d) all Accounts Receivable;

     (e) all Seller Contracts, including those listed in Schedule 3.18(a), and all outstanding offers or solicitations made by or to Seller to enter into any Contract;

     (f) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Schedule 3.16(b);

     (g) all data and Records related to the operations of Seller, including customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 2.2(d);

     (h) all of the intangible rights and property of Seller, including Intellectual Property Assets, going concern value, Seller's name and any derivative of Seller's name, goodwill, world wide web address and site, telephone, telecopy and email addresses and listings;

     (i) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing Date, unless expended in accordance with this Agreement;

     (j) all claims of Seller against third parties relating to the Assets or Assumed Liabilities, whether choate or inchoate, known or unknown, contingent or non-contingent, including all such claims listed in Schedule 2.1(k); and

     (k) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof relating to the Assets or Assumed Liabilities.

All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets."

     Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).

     2.2 Excluded Assets.  Notwithstanding anything to the contrary contained in
Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing:

     (a) all minute books, stock Records and corporate seals;

     (b) all insurance policies and rights thereunder (except to the extent specified in Sections 2.1(j) and 2.1(k));

     (c) all personnel Records and other Records that Seller is required by law to retain in its possession;

     (d) all claims for refund of Taxes and other governmental charges of whatever nature for periods arising prior to the Closing Date;

     (e) all rights in connection with and assets of the Employee Plans;

     (f) all rights of Seller under this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement; and

     (g) the assets listed on Schedule 2.2.

     2.3 Consideration. The consideration for the Assets (the "Purchase Price") will be (a) Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000) plus or minus the Adjustment Amount and (b) the assumption of the Assumed Liabilities. In accordance with Section 2.7(b), at the Closing, the Purchase Price, prior to adjustment on the account of the Adjustment Amount shall be delivered by Buyer to Seller as follows: (a) Twenty-Five Million Dollars ($25,000,000) by wire transfer; (b) Two Million Five Hundred Thousand Dollars ($2,500,000) payable by delivery of a Promissory Note, subordinated to the senior lender of Buyer (or Buyer's parent) in the form of Exhibit 2.3 (the "Promissory Note"); and (c) the balance of the Purchase Price by the execution and delivery of the Assignment and Assumption Agreement. The Adjustment Amount shall be paid in accordance with Section 2.8.

     2.4 Liabilities.

     (a) Assumed Liabilities. On the Closing Date, Buyer will assume and agree to pay, perform or otherwise discharge only the Liabilities of Seller (the "Assumed Liabilities") as follows:

          (i) any trade account payable (other than a trade account payable to any Shareholder or a Related Person of Seller or any Shareholder) incurred by Seller in the Ordinary Course of Business and reflected on Seller's books that remains unpaid at and is not delinquent as of the Closing Date;

          (ii) any Liability to Seller's customers incurred by Seller in the Ordinary Course of Business for orders outstanding as of the Closing Date reflected on Seller's customer purchase orders which are not more than thirty (30) days past their respective due dates (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing
     Date);

          (iii) any Liability arising after the Closing Date under the Seller Contracts described in Schedule 3.18(a)(other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date);

          (iv) any Liability of Seller arising after the Closing Date under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date); and

          (v) any Liability of Seller described in Schedule 2.4(a)(v).

     (b) Retained Liabilities. The Retained Liabilities will remain the sole responsibility of and will be retained, paid, performed or otherwise discharged solely by Seller; provided, that this paragraph will not create any third party beneficiary rights in any Person other than Buyer. "Retained Liabilities" mean every Liability of Seller other than the Assumed Liabilities, including but not limited to any Liability relating to the Employee Plans.

     2.5 Allocation. The Purchase Price shall be allocated in accordance with an allocation to be mutually agreed to on or prior to Closing. After the Closing, the parties shall make consistent use of the allocation, for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code.

     2.6 Closing. The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer's counsel at Raymond & Prokop, P.C., 26300 Northwestern Highway, 4th Floor, Southfield, Michigan 48076, commencing at 10:00 a.m. (local time) five (5) Business Days after receipt by Buyer of audited financial statements for Seller's 2002, 2003, and 2004 fiscal years, or such other date as Buyer and Seller may mutually agree (the "Closing Date").

     2.7 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

     (a) Seller and Shareholders, as the case may be, shall deliver to Buyer, together with funds sufficient to pay all Taxes necessary for the transfer, filing or recording thereof:

          (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit 2.7(a)(i)(the "Bill of Sale") executed by Seller;

          (ii) an assignment of all of the Assets that are intangible personal property in the form of Exhibit 2.7(a)(ii), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by Seller;

          (iii) a lease agreement with respect to the premises located at 2971 Michigan Road, Madison, Indiana in form and substance satisfactory to Buyer and its counsel and executed by Barr Properties, LLC in the form of Exhibit 2.7(a)(iii) (the "Facility Lease");

          (iv) assignments of all Intellectual Property Assets and separate assignment of Seller's domain name executed by Seller;

          (v) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

          (vi) a certificate executed by Seller and each Shareholder as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with
     Section 7.2);

          (vii) UCC termination statements for all lien filings against the Assets including from, but not limited to, National City Bank and Home Federal Bank;

          (viii) a Non-Competition Agreement in the form of Exhibit 2.7(a)(viii) (the "Non-Competition") executed by Richard Russell;

          (ix) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors and Shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated
     Transactions and the change of name contemplated by Section 5.9 and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions and accompanied by the requisite documents for amending the relevant Governing Documents of Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Body; and

          (x) an Opinion of Seller's counsel in the form of Exhibit 2.7(a)(x).

     (b) Buyer shall deliver to Seller and Shareholders, as the case may be:

          (i) Twenty-Five Million Dollars ($25,000,000) by wire transfer of immediately available funds to an account specified by Seller in a writing delivered to Buyer at least three (3) Business Days prior to the Closing Date;

          (ii) the Assignment and Assumption Agreement executed by Buyer;

          (iii) the Non-Competition Agreement executed by Buyer and Richard Russell;

          (iv) the Lease in the form of Exhibit 2.7(a)(iii) executed by the Buyer;

          (v) a Guarantee in the form of Exhibit 2.7(b)(v) executed by Tarpon Industries, Inc.;

          (vi) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2;

          (vii) a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer's board of managers approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions; and

          (viii) the Promissory Note in the form of Exhibit 2.3.

     2.8 Adjustment Amount and Payment. The "Adjustment Amount" (which may be a positive or negative number) will be equal to the amount determined by subtracting the Closing Working Capital from the Initial Working Capital. If the Adjustment Amount is positive, the Adjustment Amount shall be paid by wire transfer by Seller to an account specified by Buyer. If the Adjustment Amount is negative, the difference between the Closing Working Capital and the Initial Working Capital shall be paid by wire transfer by Buyer to an account specified by Seller. All payments shall be made together with interest at the rate set forth in the Promissory Note, which interest shall begin accruing on the Closing Date and end on the date that the payment is made. Within three (3) Business Days after the calculation of the Closing Working Capital becomes binding and conclusive on the parties pursuant to Section 2.9, Seller or Buyer, as the case may be, shall make the wire transfer payment provided for in this Section 2.8.

     2.9 Adjustment Procedure.

     (a) "Working Capital"shall mean Seller's average working capital for the twelve calendar month period immediately preceding April 30, 2005 calculated by subtracting, for each such month, the current liabilities of Seller included in the Assumed Liabilities from the current assets of Seller (including any cash or cash equivalents) included in the Assets for each such month and dividing the sum of the foregoing by twelve. Inventory included in the Assets will be based on a physical inventory conducted by Buyer prior to the Closing and valued at cost. The Working Capital of Seller as of the twelve months preceding April 30, 2005 (the "Initial Working Capital") is Four Million Nine Hundred Eighty-Eight Thousand Two Hundred Thirty-Nine Dollars ($4,988,239).

     (b) Buyer shall prepare financial statements ("Closing Financial Statements") of Seller as of the Closing Date and for the period from the date of the Balance Sheet through the Closing Date on the same basis and applying the same accounting principles, policies and practices that were used in preparing the Balance Sheet, including the principles, policies and practices set forth on
Exhibit 2.9. Buyer shall then determine the Working Capital as of the Closing Date (the "Closing Working Capital") based upon the Closing Financial Statements and using the same methodology as was used to calculate the Initial Working Capital. Buyer shall deliver the Closing Financial Statements and its determination of the Closing Working Capital to Seller within sixty (60) days following the Closing Date.

     (c) If within fifteen (15) days following delivery of the Closing Financial Statements and the Closing Working Capital calculation Seller has not given Buyer written notice of its objection as to the Closing Working Capital calculation (which notice shall state the basis of Seller's objection), then the Closing Working Capital calculated by Buyer shall be binding and conclusive on the parties and be used in computing the Adjustment Amount.

     (d) If Seller duly gives Buyer such notice of objection, and if Seller and Buyer fail to resolve the issues outstanding with respect to the Closing Financial Statements and the calculation of the Closing Working Capital within thirty (30) days of Buyer's receipt of Seller's objection notice, Seller and Buyer shall submit the issues remaining in dispute to the Independent Accountants for resolution applying the principles, policies and practices referred to in Section 2.9(b). If issues are submitted to the Independent Accountants for resolution, (i) Seller and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Buyer within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Closing Working Capital; and (iii) Seller and Buyer will each bear fifty percent (50%) of the fees and costs of the Independent Accountants for such determination.

     2.10 Consents. If there are any Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Seller Contract as to which such Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Contracts"), Buyer may waive the closing conditions as to any such Consent and either (a) elect to have Seller continue its efforts to obtain the Consents; or (b) elect to have Seller retain that Restricted Contract and all Liabilities arising therefrom or relating thereto.

     If Buyer elects to have Seller continue its efforts to obtain any Consents and the Closing occurs, notwithstanding Sections 2.1 and 2.4, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Contracts, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Consent relating to each Restricted Contract as quickly as practicable. Pending the obtaining of such Consents relating to any Restricted Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Contract to Buyer, and Buyer shall assume the obligations under such Restricted Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

3. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS. Seller and Shareholders represent and warrant, jointly and severally, to Buyer as follows:

     3.1 Organization and Good Standing. Schedule 3.1 contains a complete and accurate list of Seller's jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except those jurisdictions in which a failure to qualify would not have a material adverse effect on the business, operations, assets, condition or prospects of Seller or upon the Assets. Seller has delivered to Buyer complete and accurate copies of the Governing Documents of Seller, as currently in effect. Seller has no Subsidiary and, does not own any shares of capital stock or other securities of any other Person.

     3.2 Enforceability; Authority; No Conflict.

     (a) This Agreement constitutes the legal, valid and binding obligation of Seller and each of the Shareholders, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Seller and the Shareholders of the other agreement to be executed or delivered by any or all of Seller and Shareholders at the Closing (collectively, the "Seller's Closing Documents"), each of Seller's Closing Documents will constitute the legal, valid and binding obligation of each of Seller and each of the Shareholders, enforceable against each of them in accordance with its terms. Seller has full corporate power and authority to execute and deliver this Agreement and the Seller's Closing Documents to which it is a party and to perform its obligations under this Agreement and the Seller's Closing Documents, and such action has been duly authorized by all necessary action by Seller's shareholders and board of directors. Each of the Shareholders has all necessary legal capacity to enter into this Agreement and the Seller's Closing Documents to which the Shareholders are a party and to perform such Shareholder's obligations hereunder and thereunder.

     (b)  Neither  the  execution  and  delivery  of  this   Agreement  nor  the
consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the shareholders of Seller;

          (ii) Breach any Legal Requirement or any Order to which Seller or Shareholders, or any of the Assets, may be subject;

          (iii) contravene, conflict with or result in a violation or Breach of any of the terms or requirements of any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller;

          (iv) cause Buyer to become subject to, or to become liable for the payment of, any Tax;

          (v) Breach any provision of, or cause an  acceleration of the maturity
     or  performance  of,  or  payment  under,   cancellation,   termination  or
     modification of any Seller Contract; or

          (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

     (c) Except as set forth in Schedule 3.2(c), neither Seller nor Shareholders are required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3 Capitalization. The authorized equity securities of Seller consist of One Thousand (1,000) shares of common stock of which Two Hundred (200) shares are issued and outstanding. The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of Two Hundred (200) shares representing one hundred percent (100%) of the issued and outstanding voting securities of Seller.

     3.4 Financial Statements. Seller has delivered to Buyer: (a) an unaudited balance sheet of Seller as at December 31, 2004 (the "Balance Sheet"), and the related unaudited statements of income for the fiscal year then ended; (b) an unaudited balance sheet of Seller as at December 31, 2003 and December 31, 2002, and the related unaudited statements of income for the fiscal years then ended;
(c) an unaudited balance sheet of Seller as at April 30, 2005 (the "Interim Balance Sheet"), and the related unaudited statements of income. Such financial statements reflect (and the financial statements delivered pursuant to Section
5.8 will reflect) the financial condition and the results of operations of Seller as at the respective dates of and for the periods referred to in such financial statements except for certain "Seller add-backs" previously disclosed in writing to Buyer. The financial statements have been and will be prepared from and are in accordance with the accounting Records of Seller. The workpapers and other financial information that Seller delivers to Grant Thornton in connection with the preparation of audited financial statements will be true and correct in all material respects.

     3.5 Books and Records. The books of account and other financial Records of Seller, all of which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions.

     3.6 Title to and Sufficiency of Assets. Seller owns good and transferable title to all the Assets free and clear of any Encumbrances other than those identified on Schedule 3.6 as acceptable to Buyer (the "Permitted Encumbrances"). Seller warrants to Buyer that, at the time of Closing, all of the Assets will be free and clear of any Encumbrances except for the Permitted Encumbrances. Except as set forth in Schedule 3.6, the Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller's business in the manner presently operated by Seller and (b) include all of the operating assets of Seller.

     3.7 Description of Leased Real Property. Schedule 3.7 contains a correct legal description, street address and tax parcel identification number of real property in which Seller has a leasehold interest and an accurate description of all Real Property Leases.

     3.8 Condition of Facilities.

     (a) Use of the Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to "permitted non-conforming"use or structure classifications. All Improvements are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects.

     (b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business of Seller and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business of Seller. Except as disclosed in Schedule 3.8(b), all Tangible Personal Property used in Seller's business is in the possession of Seller.

     3.9 Accounts Receivable. All Accounts Receivable that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible. Each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable except as set forth on Schedule 3.9. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable, except as set forth on Schedule 3.9.

     3.10 Inventories. All items included in the Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Seller except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting Records of Seller as of the Closing Date, as the case may be. Seller is not in possession of any inventory not owned by Seller, including goods already sold. All of the Inventories have been valued at (i) actual cost in the case of raw materials, and (ii) eighty-five (85%) percent of anticipated sale price in the case of finished goods.

     3.11 No Undisclosed Liabilities. Except as set forth in Schedule 3.11, Seller has no Liability except for Liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Interim Balance Sheet.

     3.12 Taxes.

     (a) Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements to the best of Seller and Shareholder's Knowledge. Seller has paid, or made provision for the payment of, all Taxes shown to be due and owing by such Tax Returns. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes, which if adversely determined, would result in any such Encumbrance.

     (b) Seller has delivered or made available to Buyer copies of, and Schedule 3.12(b) contains a complete and accurate list of, all Tax Returns filed since January 1, 1996. None of Seller's Tax Returns filed since January 1, 1996 have been audited or are currently under audit. All Taxes that Seller is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     3.13 No Material Adverse Change. Except as set forth on Schedule 3.13, since December 31, 2004, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and to the Knowledge of Seller, without regard to general economic conditions or fluctuating steel prices, no event has occurred or circumstance exists that may result in such a material adverse change.

     3.14 Employee Benefits.

     (a) Set forth in Schedule 3.14(a) is a complete and correct list of all "employee benefit plans"as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other plans and trusts for the benefit of Seller's employees (the "Employee Plans").
Schedule 3.14(a) identifies as such any Employee Plan that is (i) a "Define Benefit Plan"(as defined in Section 414(l) of the Code), (ii) a plan intended to meet the requirements of Section 401(a) of the Code, (iii) a "Multiemployer Plan"(as defined in Section 3(37) of ERISA), or (iv) a plan which is subject to Title IV of ERISA, other than a Multiemployer Plan. Also set forth on Schedule 3.14(a) is a complete and correct list of all ERISA Affiliates of Seller during the last six (6) years.

     (b) Seller has delivered to Buyer true, accurate and complete copies of the documents comprising each Employee Plan.

     (c) Except as disclosed in Schedule 3.14(c), full payment has been made of all amounts which are required under the terms of each Employee Plan to be paid as contributions with respect to the last day of the most recent fiscal year of such Employee Plan ended on or before the date of this Agreement.

     (d) Except as disclosed in Schedule 3.14(d), Seller and its ERISA Affiliates have complied with the continuation coverage provisions of the
Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), as amended, with respect to all current employees and former employees and "qualified beneficiaries" [as defined in Code Section 4980B(g)(1) and ERISA Section 607(3)]. All current and former Employee Plans that are "group health plans,"as defined in Section 5000(b) of the Code, have been operated in conformance with the Medicare as Secondary Payer provisions of the Social Security Act, and no person is subject to liability under Section 5000(a) of the Code with respect to any such Employee Plan.

     (e) The form of all Employee Plans is in compliance or exempt with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act, the Family Medical Leave Act and the Health Insurance Portability and Accountability Act, and such plans have been operated in compliance with such laws and the written Employee Plan documents. To the best of Seller's Knowledge, Seller is not aware of any facts nor has it been notified of any violations of the Americans with Disabilities Act, the Family medical Leave Act, and the Health Insurance Portability an Accountability Act.

     (f) There is no material pending or to Seller's Knowledge threatened Proceeding relating to any Employee Plan, nor is there, to Seller's Knowledge, any basis for any such Proceeding. Neither Seller nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller or Buyer to a tax or penalty imposed by either
Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA.

     (g) Seller has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Schedule 3.14(g) and has properly reported and paid all amounts in connection therewith.

     (h) Except as required by Legal Requirements, the consummation of the Contemplated Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of Seller.

     (i) Except for the continuation coverage requirements of COBRA, Seller has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

     (j) No provision of any Employee Plan provides that such Employee Plan will automatically be amended, modified or terminated as a result of the Contemplated Transactions. No written or oral representations have been made by Seller to any employee or former employee of Seller concerning the employee benefits of Buyer.

     3.15 Compliance With Legal Requirements; Governmental Authorizations. Except as set forth in Schedule 3.15:

     (a) Seller is, and at all times has been, in full compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

     (b) to the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) constitutes or will result in a violation by Seller of, or a failure on the part of Seller to comply with, any material Legal Requirement or (ii) gives rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature;

     (c) Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual or alleged violation of, or failure to comply with, any Legal Requirement or (ii) any actual or alleged obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

     (d) Schedule 3.15(d) contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to Seller's business or the Assets. Each Governmental Authorization listed or required to be listed in Schedule 3.15(d) is valid and in full force and effect. Except as set forth in Schedule 3.15(d):

          (i) Seller is, and at all times has been, in full compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.15(d);

          (ii) to the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) constitutes or will result directly or indirectly in a material violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.15(d) or (B) will result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.15(d); and

          (iii) Seller has not received, at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual or alleged violation of or failure to comply with any material term or requirement of any Governmental
     Authorization or (B) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization.

     The Governmental Authorizations listed in Schedule 3.15(d) collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently owns and uses such assets.

     3.16 Legal Proceedings; Orders.

     (a) Except as set forth in Schedule 3.16(a), there is no pending or, to Seller's Knowledge, threatened Proceeding:

          (i) by or against Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by Seller; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

     Seller has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 3.16(a). Except as set forth on Schedule 3.16(a), there are no Proceedings listed or required to be listed in Schedule 3.16(a) that could have a material adverse effect on the business, operations, assets, condition or prospects of Seller or upon the Assets.

     (b) Except as set forth in Schedule 3.16(b), there is no Order to which Seller, its business or any of the Assets is subject.

     3.17 Absence of Certain Changes and Events. Except as set forth in Schedule 3.17, since April 30, 2005, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

     (a) change in Seller's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Seller or issuance of any security convertible into such capital stock;

     (b) amendment to the Governing Documents of Seller;

     (c) payment (except in the Ordinary Course of Business) or increase by Seller of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

     (d) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

     (e) damage to or destruction or loss of any Asset, whether or not covered by insurance;

     (f) entry into, termination of or receipt of notice of termination of any Material Contract to which Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by Seller of at least Ten Thousand Dollars ($10,000);

     (g) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any Asset or property of Seller (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;

     (h) cancellation or waiver of any claims or rights with a value to Seller in excess of Ten Thousand Dollars ($10,000);

     (i) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller;

     (j) material change in the accounting methods used by Seller; or

     (k) Contract by Seller to do any of the foregoing.

     3.18 Contracts; No Defaults.

     (a) Schedule 3.18(a) contains an accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of:

          (i) each Seller Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of Twenty-Five Thousand Dollars ($25,000);

          (ii) each Seller Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of Twenty-Five Thousand Dollars ($25,000);

          (iii) each Seller Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of Fifty Thousand Dollars ($50,000)

          (iv) each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Ten Thousand Dollars ($10,000) and with a term of less than one (1) year);

          (v) each Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

          (vi) each Seller Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;

          (vii) each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

          (viii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

          (ix) each power of attorney of Seller that is currently effective and outstanding;

     (x) each Seller Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

          (xi) each Seller Contract for capital expenditures in excess of Twenty-Five Thousand Dollars ($25,000);

          (xii) each Seller Contract not denominated in U.S. dollars;

          (xiii)  each  written   warranty,   guaranty   and/or  other   similar
     undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

          (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

     Schedule 3.18(a) sets forth the parties to the Contracts and the amount of the remaining commitment of Seller under the Contracts.

     (b) Except as set forth in Schedule 3.18(b), no shareholder of Seller has or may acquire any rights under, and no shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of Seller or any of the Assets.

     (c) Except as set forth in Schedule 3.18(c):

          (i) each Contract identified or required to be identified in Schedule 3.18(a) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms;

          (ii) each Contract identified or required to be identified in Schedule 3.18(a) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person; and

          (iii)to the Knowledge of Seller, no Contract identified or required to be identified in Schedule 3.18(a) and which is to be assigned to or assumed by Buyer under this Agreement will upon completion or performance thereof have a material adverse affect on the business, assets or condition of Seller or the business to be conducted by Buyer with the Assets.

     (d) Except as set forth in Schedule 3.18(d):

          (i) Seller is, and at all times has been, in compliance with all applicable terms and requirements of each Seller Contract which is being assumed by Buyer;

          (ii) to Seller's Knowledge, each other Person that has or had any obligation or liability under any Seller Contract which is being assigned to Buyer is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

          (iii) to Seller's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with or will result in a Breach of, or accelerates the maturity or performance of, or payment under, or cancels, terminates or modifies, any Seller Contract that is being assigned to or assumed by Buyer;

          (iv) to Seller's Knowledge no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and

          (v) Seller has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual or alleged Breach of, or default under, any Contract which is being assigned to or assumed by Buyer.

     (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

     (f) Each Contract relating to the sale, design, manufacture or provision of products or services by Seller has been entered into in the Ordinary Course of Business of Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     3.19 Insurance.

     (a) Seller has delivered to Buyer:

          (i) accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which Seller is a party or under which Seller is or has been covered at any time since January 1, 2003, a list of which is included in Schedule 3.19(a);

          (ii) accurate and complete copies of all pending applications by Seller for policies of insurance; and

          (iii) any statement by the auditor of Seller's financial statements or any consultant or risk management advisor with regard to the adequacy of Seller's coverage or of the reserves for claims.

     (b) Schedule 3.19(b) describes:

          (i) any self-insurance arrangement by or affecting Seller, including any reserves established thereunder;

          (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which Seller is a party or which involves the business of Seller; and

          (iii) all obligations of Seller to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided.

     (c) Except as set forth in Schedule 3.19(c):

          (i) all policies of insurance to which Seller is a party or that provide coverage to Seller are valid, outstanding and enforceable in accordance with their respective terms;

          (ii) Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to Seller; and

          (iii) Seller has given notice to the insurer of all claims for which Seller has asserted coverage that may be insured thereby.

     3.20 Environmental Matters. Except as disclosed in Schedule 3.20:

     (a) Seller is in full compliance with all Environmental Laws applicable to Seller's business as they relate to the conduct of Seller's business. Seller has no Knowledge of any non-compliance with such laws by others. Neither Seller nor either Shareholder has received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

     (b) There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which Seller has or had an interest.

     (c) Neither Seller nor either Shareholder has received any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

     (d) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property resulting from Seller's operations and neither Seller nor any Shareholder has any Knowledge of the presence of any other Hazardous Materials, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller nor any Person for whose conduct it is or may be held responsible, or to the Knowledge of Seller, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws.

     (e) There has been, as a result of Seller's operations, no Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or to the Knowledge of Seller, as a result of the operations of others or from any geologically or hydrologically adjoining property, whether by Seller or any other Person.

     (f) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Seller or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

     3.21 Employees.

     (a) Schedule 3.21(a) contains a complete and accurate list of the following information for each employee and independent contractor of Seller, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since January 1, 2004; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

     (b) Seller does not provide any benefits for any retired employees or their dependents.

     (c) Seller warrants that it is not subject to the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local Legal Requirement.

     (d) No former or current employee of Seller is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Seller or Buyer to conduct the business as heretofore carried on by Seller.

     3.22 Labor Disputes; Compliance.

     (a) Seller has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, non-discrimination, immigration, wages, hours, benefits, and other requirements the payment of social security and similar Taxes and occupational safety and health.

     (b) Except as disclosed in Schedule 3.22(b), (i) since January 1, 2004, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller; (ii) to Seller's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iii) there is not pending or, to Seller's Knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, and there is no organizational activity or other labor dispute against or affecting Seller or the Facilities; (iv) no application or petition for an election of or for certification of a collective bargaining agent is pending; (v) no grievance or arbitration Proceeding exists that might have an adverse effect upon Seller or the conduct of its business;
(vi) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (vii) to Seller's Knowledge there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body.

     3.23 Intellectual Property Assets. Except as shown in Schedule 3.23, the Seller has no Intellectual Property Assets owned or used by it in its business or computer software licenses the cost of which is over Five Hundred Dollars ($500) each. With respect to such software licenses, Seller has fully paid for the licenses and not otherwise in Breach. Neither Seller nor Shareholders nor any Related Person owns any Patent, Mark or Copyright which is used in Seller's Business.

     3.24 Relationships with Related Persons. Except as disclosed in Schedule 3.24, neither Seller nor Shareholders nor any Related Person of any of them has, or since January 1, 2004 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller's business. Neither Seller nor Shareholders nor any Related Person of any of them owns, or since January 1, 2004, [the first day of the next to last completed fiscal year of Seller] has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Schedule 3.24 or (b) engaged in competition with Seller with respect to any line of the products or services of Seller (a "Competing Business") in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.24, neither Seller nor Shareholders nor any Related Person of any of them is a party to any Contract with, or has any claim or right against, Seller.

     3.25 Brokers or Finders. Neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.

     3.26 Disclosure.

     (a) No representation or warranty or other statement made by Seller or Shareholders in this Agreement, the Schedules, any supplement to the Schedules, or the certificates delivered pursuant to Section 2.7(a) contains any untrue statement of material fact or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

     (b) Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of Seller that has not been set forth in this Agreement or the Schedules.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller and Shareholders as follows:

     (a) Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, with full corporate power and authority to conduct its business as it is now conducted.

     (b) Authority; No Conflict.

     (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Assignment and Assumption Agreement, the Promissory Note and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's
Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has full corporate power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

     (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i) any provision of Buyer's Governing Documents;

          (ii) any resolution adopted by the board of directors or the shareholder of Buyer;

          (iii) any Legal Requirement or Order to which Buyer may be subject; or

          (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

     4.4 Brokers or Finders. Other than an obligation to pay a consulting fee to Bainbridge Advisors, Inc. (which Buyer acknowledges is its sole responsibility) neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

5. COVENANTS OF SELLER PRIOR TO CLOSING.

     5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall (and Shareholders shall cause Seller to) (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer Group") full access, during regular business hours, to Seller's personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller, and upon prior notice to and consent of Richard L. Russell which consent will not be unreasonably withheld; (b) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to Seller. In addition, Buyer shall have the right to have the Real Property and Tangible Personal Property inspected by Buyer Group for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property. In the event subsurface or other destructive testing is recommended by any of Buyer Group, Buyer shall be permitted to have the same performed.

     5.2 Operation of the Business of Seller. Between the date of this Agreement and the Closing, Seller shall (and Shareholders shall cause Seller to) conduct its business only in the Ordinary Course of Business.

     5.3 Negative Covenant. Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not, and Shareholders shall not permit Seller to, without the prior written Consent of Buyer, allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained by Seller.

     5.4 Required Approvals. Seller and Shareholders shall cooperate with Buyer and its Representatives in attempting to obtain all Consents identified in
Schedule 7.3.

     5.5 Notification. Between the date of this Agreement and the Closing, Seller and Shareholders shall promptly notify Buyer in writing if either of them becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties made as of the date of this Agreement. Should any such fact or condition require any change to the Schedules, Seller shall deliver to Buyer a supplement to the Schedules specifying such change at least five (5) Business Days prior to Closing. During the same period, Seller and Shareholders also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Seller or Shareholders in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     5.6 No Negotiation. Until such time as this Agreement shall be terminated pursuant to Section 9.1, neither Seller nor Shareholders shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Seller, including the sale by Shareholders of Seller's stock, the merger or consolidation of Seller or the sale of Seller's business or any of the Assets (other than in the Ordinary Course of Business). Seller and Shareholders shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Seller or Shareholders.

     5.7 Best Efforts. Seller and Shareholders will cooperate with Buyer in attempting to cause the conditions in Section 7 and Section 8.3 to be satisfied.

     5.8 Interim Financial Statements. Until the Closing Date, Seller shall deliver to Buyer within fifteen (15) days after the end of each month a copy of Seller's balance sheet, profit and loss statement, working capital report and aged list of accounts receivable for such month prepared in a manner and containing information consistent with Seller's current practices.

     5.9 Change of Name. On or before the Closing Date, Seller shall (a) amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to Seller's present name, in Buyer's judgment, to avoid confusion and (b) take all actions requested by Buyer to enable Buyer to change its name to Seller's present name.

     5.10 Payment of Liabilities. Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations arising prior to Closing. Buyer and Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the Contemplated Transactions.

     5.11 Audited Financial Statements. As soon as reasonably possible, and in no event later than September 30, 2005, Seller will, at Seller's expense, prepare or cause to be prepared financial statements which Seller will deliver to Grant Thornton along with all necessary work papers and any other information, records or documents as reasonably requested by Buyer and Grant Thornton to assist Grant Thornton in preparing an audited balance sheet of Seller as of December 31, 2004, December 31, 2003 and December 31, 2002 and the related audited statements of income, changes in shareholder's equity and cash flows for the fiscal year then ended, including in each case the notes thereto.

     5.12 Environmental Work. Seller will on or before September 30, 2005, complete the ESA and the Phase II ESA described in Section 7.8.

     5.13 Bank Subordination. Seller and Shareholders will cooperate with Buyer's lenders in negotiating a subordination agreement with respect to the Promissory Note and Seller and Shareholders will not unreasonably withhold their consent to the request of commercially reasonable requests by such lenders.

6. COVENANTS OF BUYER PRIOR TO CLOSING.

     6.1 Best Efforts. Buyer shall use its Best Efforts to cause the conditions in Section 8 and Section 7.3 to be satisfied.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1 Accuracy of Representations.

     (a) All of Seller's and Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Schedules.

     (b) Each of the representations and warranties in Sections 3.2(a) and 3.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made, without giving effect to any supplement to the Schedules.

     7.2 Seller's Performance. All of the covenants and obligations that Seller and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

     7.3 Consents. Each of the Consents identified in Schedule 7.3 (the "Consents") shall have been obtained and shall be in full force and effect.

     7.4 Additional Documents. Seller and Shareholders shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

     (a) The articles of incorporation and all amendments thereto of Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of Seller's incorporation;

     (b) Releases of all Encumbrances on the Assets except for the Permitted Encumbrances;

     (c) An opinion of C. Christopher Trower, dated the Closing Date, in the form of Exhibit 2.7(a)(x);

     (d) Evidence that Seller has amended its Articles of Incorporation to a name which is substantially dissimilar from Midwest Tube Mills;

     (e) Certificates dated as of a date not earlier than the third (3rd) Business Day prior to the Closing as to the good standing of Seller and payment of all applicable state Taxes by Seller, executed by the appropriate officials of the State of Indiana and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation; and

     (f) Such other documents as Buyer may reasonably request for the purpose of facilitating the consummation or performance of any of the Contemplated Transactions.

     7.5 Audited Financial Statements. Buyer shall have received and be reasonably satisfied with the audited balance sheets of Seller as of December 31, 2004, December 31, 2003 and December 31, 2002 (including notes thereto) and the related audited statements of income, changes in shareholder's equity and cash flows for the fiscal years then together with the report thereon of Grant Thornton.

     7.6 No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

     7.7 No Conflict. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws.

     7.8 Environmental Report/Remediation. At Seller's sole cost and expense, Buyer shall have received an environmental site assessment ("ESA") report and a Phase II environmental site assessment ("Phase II ESA") with respect to Seller's Facilities, which report shall be acceptable in form and substance to Buyer in its sole discretion. In addition, Seller shall have caused the clean up or removal of any existing contamination caused by the adjoining property owners unless Seller delivers to Buyer a report, addressed to Buyer and Tarpon Industries, Inc., from a reputable environmental engineering firm, that the level of contamination with respect to Seller's Facilities does not meet levels necessary to require remediation.

     7.9 Employees. Buyer shall have entered into employment or other agreements with those employees and/or independent contractors of Seller identified in
Schedule 7.9.

     7.10 Condition of Equipment and Facilities. At Buyer's expense, Buyer will engage one (1) or more independent experts, who are acceptable to Seller, to inspect and evaluate the condition of:

     (a) the Assets, including but not limited to, the slitter, operating mills and related equipment to determine that they are in good working order, ordinary wear and tear excepted, are suitable for immediate use in the Ordinary Course of Business and are free from any latent or patent defects; and

     (b) the Facilities to determine that they are in good repair and condition, ordinary wear and tear excepted and free from latent and patent defects.

The independent experts will provide a report to Buyer identifying any defects and Buyer will provide a copy of the report to Seller. For a period of fifteen
(15) days after receipt of an inspection report, Buyer and Seller will negotiate in good faith with respect to the payment of the cost to repair the defects identified in the independent expert's report. If Buyer and Seller are unable to reach an agreement with respect to the payment of such repairs within such fifteen (15) day period, or any extension agreed to by the parties, Buyer shall have the right to either waive this condition and proceed to closing or terminate this Agreement.

     7.11 Inventory. At the Closing, Seller shall have adequate inventory, including but not limited to raw materials, slit coil and finished goods, satisfactory to supply current levels of customer requirements consistent with Seller's past business practices. At Closing, the level of inventory will be sufficient to provide for the smooth and orderly transition of the Business to Buyer and to meet the current and ongoing needs of the Business. The inventory necessary to meet this condition shall not include obsolete or distressed inventory. Buyer shall have the right to conduct a physical inventory prior to Closing.

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

     8.1 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

     8.2 Buyer's Performance. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

     8.3 Consents. Each of the Consents identified in Schedule 8.3 shall have been obtained and shall be in full force and effect.

     8.4 Additional Documents. Buyer will have caused the documents and instruments required by Section 2.7(b) and such other documents as Seller and Shareholders may reasonably request for the purpose of facilitating the consummation or performance of any of the Contemplated Transactions.

     8.5 No Injunction. There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9. TERMINATION.

     9.1 Termination Events. By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

     (a) by Buyer if a material Breach of any provision of this Agreement has been committed by Seller or Shareholders and such Breach has not been waived by Buyer;

     (b) by Seller if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Seller;

     (c) by Buyer if any condition in Section 7 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

     (d) by Seller if any condition in Section 8 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller or the Shareholders to comply with their obligations under this Agreement), and Seller has not waived such condition on or before such date;

     (e) by mutual consent of Buyer and Seller;

     (f) by Buyer if (i) Seller fails or refuses to Close five Business Days after Grant Thornton has delivered to Buyer audited financial statements of Seller for the fiscal years ended December 31, 2002, 2003, and 2004, or (ii) five Business Days after Grant Thornton notifies the parties that it is unable to prepare audited financial statements of Seller for the fiscal years ended December 31, 2002, 2003, and/or 2004, or (iii) such later date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or

     (g) by Seller if (i) Buyer fails or refuses to Close five Business Days after Grant Thornton has delivered to Buyer audited financial statements of Seller for the fiscal years ended December 31, 2002, 2003, and 2004, or (ii) ) five Business Days after Grant Thornton notifies the parties that it is unable to prepare audited financial statements of Seller for the fiscal years ended December 31, 2002, 2003, and/or 2004, or such later date as the parties may agree upon, unless the Seller or Shareholders are in material Breach of this Agreement.

     9.2 Effect of Termination.  Except for their  indemnification  rights under
Section 11, each party's right of termination under Section 9.1 is its exclusive remedy with respect to breaches of representations and warranties of the other above. For purposes of clarification, however Buyer may waive any breaches by Seller or the Shareholders and require Seller to close. Notwithstanding the foregoing, if Seller and Shareholders breach a pre-closing covenant under
Section 5, Buyer may seek specific performance of such covenant or terminate this Agreement. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in Sections 12 and 13 (except for those in Section 13.5) will survive.

10. ADDITIONAL COVENANTS AND AGREEMENTS.

     10.1 Employees and Employee Benefits.

     (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by Seller for its business who are employed exclusively in Seller's business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

     (b) Employment of Active Employees by Buyer.

          (i) Buyer is not obligated to hire any Active Employee but may interview all Active Employees. Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Subject to Legal Requirements, Buyer will have reasonable access to the Facilities and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees.

          (ii) Neither Seller nor Shareholders nor their Related Persons shall solicit the continued employment of any Active Employee (unless and until Buyer has informed Seller in writing that the particular Active Employee will not receive any employment offer from Buyer) or the employment of any Hired Active Employee after the Closing. Buyer shall inform Seller promptly of the identities of those Active Employees to whom it will not make employment offers, and Seller shall assist Buyer in complying with the WARN Act as to those Active Employees.

          (iii) It is understood and agreed that (A) Buyer's expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is "at will"and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

     (c) Salaries and Benefits.

          (i) Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date; and (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA.

          (ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

     (d) Seller's Retirement and Savings Plans.

          (i) All Hired Active Employees who are participants in Seller's retirement plans shall retain their accrued benefits under Seller's retirement plans as of the Closing Date, and Seller (or Seller's retirement plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefor under such plans. All Hired Active Employees shall become fully vested in their accrued benefits under Seller's retirement plans as of the Closing Date, and Seller will so amend such plans if necessary to achieve this result. Seller shall cause the assets of each Employee Plan to equal or exceed the benefit liabilities of such Employee Plan on a plan-termination basis as of the Closing Date.

          (ii) Seller will cause its savings plan to be amended in order to provide that the Hired Active Employees shall be fully vested in their accounts under such plan as of the Closing Date and all payments thereafter shall be made from such plan as provided in the plan.

     (e) Neither Seller nor Shareholders nor their respective Related Persons will make any transfer of pension or other employee benefit plan assets to Buyer.

     (f) General Employee Provisions.

          (i) Seller and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

          (ii) Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

          (iii) If any of the arrangements described in this Section 10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

          (iv)  Seller  shall  provide  Buyer  with   completed  I-9  forms  and
     attachments with respect to all Hired Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

          (v) Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.

     10.2 Non-Competition, Non-Solicitation and Non-Disparagement.

     (a) For a period of five (5) years after the Closing Date, Seller shall not directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person (i) engaged in or planning to become engaged in the steel tube manufacturing business, (ii) who is or was, at any time, a customer or supplier of Seller ("Competing Business"), provided, however, that Seller may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

     (b) For a period of five (5) years after the Closing Date, Seller shall not, directly or indirectly:

          (i) solicit the business of any Person who is a customer of Buyer;

          (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer;

          (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

          (iv) hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

     (c) After the Closing Date, Seller will not disparage Buyer or any of Buyer's shareholders, directors, officers, employees or agents.

     (d) If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Sections 10.2(a) through 10.2(c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 10.2 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 10.2 is reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.

     10.3 Customer and Other Business Relationships. After the Closing, Seller will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others. Seller will refer to Buyer all inquiries relating to such business.

     10.4 Transition; Shareholders Assistance. For a period of six (6) months following the Closing Date, Richard L. Russell ("Russell") will be available to Buyer at the Buyer's request to assist Buyer in the day-to-day operations of the business to be operated by Buyer after the Closing (the "Transitional Services"). Russell will provide the Transitional Services at no additional compensation. Russell will not be required to spend more than six (6) hours per week in connection with his performance of the Transitional Services.

     10.5 Retention of and Access to Records. After the Closing Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and Shareholders and their Representatives reasonable access thereto, during normal business hours and on at least three (3) days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three (3) days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.

     10.6 Accounts Receivable Repurchase. Buyer shall have the right, by written notice (the "Receivables Notice") to Seller given on or after one hundred eighty
(181) days following the Closing Date (the "Repurchase Date"), to require Seller to repurchase for cash and without recourse, within five (5) days of the date of the Receivables Notice, all of the Accounts Receivable of Seller reflected on the books and records of the Seller on the Closing Date that are at the Repurchase Date uncollected. Seller shall repurchase uncollected Accounts Receivable for a purchase price equal to their aggregate face value, and Seller shall purchase and immediately pay by wire transfer to Buyer the uncollected Accounts Receivable. When a payment (including payments received by affiliates of Buyer for shipments to customers of Seller subsequent to Closing) is received from a customer subsequent to Closing, the payment will be applied by Buyer to the oldest outstanding receivable for that customer unless the customer has notified Buyer in writing of a dispute regarding the products or services covered by the receivable.

     10.7 Further Assurances. The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

     10.8 Corporate Continuation. Until the date which is five (5) years after the Closing, Seller and the Shareholders will continue Seller's corporate existence.

11. INDEMNIFICATION; REMEDIES.

     11.1 Survival. All representations, warranties and covenants set forth in this Agreement, the Schedules, the supplements to the Schedules, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, as provided by Section 11.7. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     11.2 Indemnification and Reimbursement by Seller and Shareholders. Seller and Shareholders, jointly and severally, will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

     (a) any Breach of any representation or warranty made by Seller or Shareholders in (i) this Agreement, (ii) the certificates delivered pursuant to
Section 2.7 (for this purpose, each such certificate will be deemed to have stated that Seller's and Shareholders' representations and warranties in this Agreement fulfill the requirements of Section 7.1 as of the Closing Date as if made on the Closing Date, (iii) any transfer instrument or (iv) any other certificate, document, writing or instrument delivered by Seller or Shareholders pursuant to this Agreement;

     (b) any Breach of any covenant or obligation of Seller or Shareholders in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or Shareholders pursuant to this Agreement;

     (c) any Liability arising out of the ownership or operation of the Assets prior to the Closing Date other than the Assumed Liabilities;

     (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller or Shareholders (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

     (e) any Retained Liabilities.

     11.3 Indemnification and Reimbursement by Seller-Environmental Matters. Buyer's sole and exclusive remedy for any breach of the environmental representations and warranties of Section 3.20 is as follows: Seller and Shareholders, jointly and severally, will indemnify and hold harmless Buyer and the other Buyer Indemnified Persons, and will reimburse Buyer and the other
Buyer Indemnified Persons, for any Damages (including costs of cleanup, containment or other remediation) arising from or in connection with any Environmental, Health and Safety Liabilities arising out of: (a) Seller's operation of any of the Facilities, Assets or the business of Seller, (b) any Environmental, Health and Safety Liabilities arising out of Hazardous Materials or other contaminants that (i) to the Knowledge of Seller were present on the Facilities or Assets at any time on or prior to the Closing Date and (ii) were not disclosed or otherwise identified in the ESA or the Phase II ESA and did not arise out of Seller's operation of any of the Facilities, Assets or the business of Seller.

Buyer will be entitled to control any Remedial Action, any Proceeding relating to an Environmental Claim and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this
Section 11.3. The procedure described in Section 11.9 will apply to any claim solely for monetary Damages relating to a matter covered by this Section 11.3.

     11.4 Indemnification and Reimbursement by Buyer. Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

     (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

     (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

     (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions; or

     (d) any Assumed Liabilities.

     11.5 Limitations on Amount-Seller and Shareholders. Seller and Shareholders shall have no liability (for indemnification or otherwise) with respect to claims under Section 11.2(a) until the total of all Damages with respect to such matters exceeds Two Hundred Thousand Dollars ($200,000) and then only for the amount by which such Damages exceed Two Hundred Thousand Dollars ($200,000) up to a maximum amount equal to the Purchase Price. Seller and Shareholders will have no obligations of indemnification with respect to a breach of representations and warranties which terminate at the Closing except that (i) the termination of any representation or warranty will not diminish or eliminate Buyer's right to seek indemnification under Section 11.2(c), and (ii) with respect to the representations and warranties contained in Sections 3.5, 3.13, 3.14, 3.17, 3.18, and 3.22 such representation and warranty will survive for a period of one (1) year after Closing to the extent that Seller or any Shareholder had Knowledge that the representation or warranty was false at the time made or at the Closing. Buyer's only remedy with respect to a Breach of the representation and warranties contained in Section 3.9 is set forth in Section
10.6. Buyer's only remedy for any breach of the representation and warranties contained in Section 3.20 will be a claim for indemnification arising under
Section 11.3.

     11.6 Limitations on Amount-Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to claims under Section 11.4(a) until the total of all Damages with respect to such matters exceeds Two Hundred Thousand Dollars ($200,000) and then only for the amount by which such Damages exceed Two Hundred Thousand Dollars ($200,000). However, this Section 11.6 will not apply to claims under Sections 11.4(b) through 11.4(d) or matters arising in respect of Section 4.4 or to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

     11.7 Time Limitations. The representations and warranties of the parties in this Agreement will survive the Closing as follows: the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6, 3.7, 3.9, 3.20, 3.23, 3.24
and 3.25 will continue indefinitely. The representations and warranties contained in Section 3.12 will continue until the expiration of the applicable statute of limitations period plus ninety (90) days, taking into account all extensions. All other representations and warranties namely those representations and warranties contained in Sections 3.4, 3.8, 3.10, 3.11, 3.14, 3.15, 3.19 and 3.21 will expire at Closing. All covenants set forth in Section 5 will expire at Closing except for the covenant contained in Section 5.2 which will survive for one year after Closing. Claims based on any misrepresentation or breach of a warranty of Sections 3.5, 3.13, 3.14, 3.17, 3.18, and 3.22, which was actually known to be untrue by the indemnifying party when made will survive for one (1) year after Closing. Any party making a claim must, on or prior to the expiration of the period of survival, give written notice to the other party specifying the factual basis of the claim in reasonable detail to the extent then known by the party making the claim.

     11.8 Right of Setoff. Upon the reasonable determination by Buyer that it or any of the Indemnified Persons are entitled to indemnification for Damages hereunder from Seller, Buyer may offset any indemnification amounts to which Buyer reasonably believes it or any of the Indemnified Persons are entitled against any payment due to Seller under the Promissory Note. Buyer's obligation to make payments under the Promissory Note shall not be suspended or otherwise affected by the assertion of an indemnification claim or by any right of setoff. Notwithstanding the foregoing, prior to Buyer seeking an offset against the Promissory Note, Buyer shall promptly notify Seller in writing specifying the details of such claim of offset. If Seller disputes such claim in writing to Buyer within ten (10) days of receipt of the claim of offset and the parties are unable to resolve the dispute within twenty (20) days thereafter, Buyer may exercise a right of offset by delivering the payment due to Seller pursuant to the Promissory Note to an escrow agent agreed to by the parties, with the amount of such payment to be remitted to Seller or Buyer upon the resolution of the claim. Buyer shall first offset damages to which it is entitled against the Promissory Note balance before seeking recovery directly from Seller or any Shareholder.

     11.9 Third-Party Claims.

     (a) Promptly after receipt by a Person entitled to indemnity under Section 11.2, 11.3 (to the extent provided in the last sentence of Section 11.3) or 11.4 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

     (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.9(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary Damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

     (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

     (d) Notwithstanding the provisions of Section 13.4, Seller and Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Shareholders with respect to such a claim anywhere in the world.

     (e) With respect to any Third-Party Claim subject to indemnification under this Section 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

     (f) With respect to any Third-Party Claim subject to indemnification under this Section 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

     11.10 Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

     11.11 Indemnification in Case of Strict Liability or Indemnitee Negligence. THE INDEMNIFICATION PROVISIONS IN THIS SECTION 11 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

12. CONFIDENTIALITY.

     12.1 Definition of Confidential Information.

     (a) As used in this Section 12, the term "Confidential Information" includes any and all of the following information of Seller, Buyer or Shareholders that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer on the one hand or Seller and Shareholders, collectively, on the other hand) or its Representatives (collectively, a "Disclosing Party") to the other party or its Representatives (collectively, a "Receiving Party"):

          (i) all information that is a trade secret under applicable trade secret or other law;

          (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

          (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

          (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

     (b) Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Section 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Section 12 to the extent included within the definition. In the case of trade secrets, each of Buyer, Seller and Shareholders hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

     12.2 Restricted Use of Confidential Information.

     (a) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller or Shareholders (each, a "Seller Contact") or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a "Buyer Contact"). Each of Buyer and Seller and Shareholders shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer, Seller or Shareholders, as the case may be, of the obligations of this Section 12 with respect to such information. Each of Buyer, Seller and Shareholders shall (iv) enforce the terms of this Section 12 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Section 12; and (vi) be responsible and liable for any Breach of the provisions of this Section 12 by it or its Representatives.

     (b) Unless and until this Agreement is terminated, Seller and Shareholders shall maintain as confidential any Confidential Information (including for this purpose any information of Seller or Shareholders of the type referred to in Sections 12.1(a)(i), 12.1(a)(ii) and 12.1(a)iii), whether or not disclosed to Buyer) of the Seller or Shareholders relating to any of the Assets or the Assumed Liabilities. Notwithstanding the preceding sentence, Seller may use any Confidential Information of Seller before the Closing in the Ordinary Course of Business in connection with the transactions permitted by Section 5.2.

     (c) From and after the Closing, the provisions of Section 12.2(a) above shall not apply to or restrict in any manner Buyer's use of any Confidential Information of the Seller or Shareholders relating to any of the Assets or the Assumed Liabilities.

     12.3 Exceptions. Sections 12.2(a) and 12.2(b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a Breach of this Section 12 or the Confidentiality Agreement by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a non-confidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Neither Seller nor Shareholders shall disclose any Confidential Information of Seller or Shareholders relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.

     12.4 Legal Proceedings. If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Section 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 12.4 do not apply to any Proceedings between the parties to this Agreement.

     12.5 Return or Destruction of Confidential  Information.  If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

     12.6 Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

13. GENERAL PROVISIONS.

     13.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Seller will pay all amounts payable in connection with the Phase I environmental study referenced in Section 7.8, the preparation of information required for the Audited Financial Statements as required by Section 5.11, and Seller will pay the fees of Grant Thornton in connection with the audit of Seller's financial statements for the year ended December 31, 2004. Buyer will pay the fees of Grant Thornton in connection with the audit of Seller's financial statement for the years ended December 31, 2003 and December 31, 2002.

     13.2 Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Except with the prior consent of Buyer or as permitted by this Agreement, neither Seller, Shareholders nor any of their Representatives shall disclose to any Person (a) the fact that any Confidential Information of Seller or Shareholders has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Seller or Shareholders, that any Confidential Information of Buyer has been disclosed to Seller, Shareholders or their Representatives or that Seller, Shareholders or their Representatives have inspected any portion of the Confidential Information of Buyer or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     13.3 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or email with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or email addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, email address or person as a party may designate by notice to the other parties):

          Seller (before the Closing):       Midwest Tube Mills, Inc.
                                             2971 Michigan Rd.
                                             Madison, IN  47250-3812
                                             Attn:  Richard Russell
                                             Fax no.:  812-265-1623

          with a mandatory copy to:          C. Christopher Trower
                                             3159 Rilman Rd., N.W.
                                             Atlanta, GA  30327-1503
                                             Fax no.:  404-816-6854

          Seller (after the Closing):        [To be provided by Seller]
                                             Attn:________________________
                                             Fax no.:_____________________

          Shareholders:                      Richard L. Russell, Individually
                                             and as Trustee of the Richard
                                             L.Russell 2004 Annuity Trust
                                             2971 Michigan Road
                                             Madison, IN  47250-3812
                                             Fax no.: 812-265-1622

          Buyer:                             MTM Acquisition Company
                                             2420 Wills St.
                                             Marysville, MI  48040-1978
                                             Attn:  J. Peter Farquhar,
                                             Chief Executive Officer
                                             Fax no.:  810-364-7252

          with a mandatory copy to:          Raymond & Prokop, P.C.
                                             P.O. Box 5058
                                             26300 Northwestern Hwy.,4th Floor
                                             Southfield, MI  48086-5058
                                             Attn:  Linda Paullin-Hebden
                                             Fax no.:  248-357-2720

     13.4 Arbitration

     (a) Disputes. Any controversy or claim arising out of either party's rights of indemnification under Sections 11.2, 11.3, and 11.4 will be subject to arbitration administered by the American Arbitration Association. However, any controversy or claim arising under Section 11.9 will not be subject to arbitration and may be brought in any court of competent jurisdiction. The forum for the arbitration will be Indianapolis, Indiana. There shall be three (3) arbitrators, unless the parties are able to agree on a single arbitrator. In the absence of such agreement within ten (10) days after the initiation of an arbitration proceeding, Seller shall select one arbitrator and Buyer shall select one (1) arbitrator, and those two (2) arbitrators shall then select, within ten (10) days, a third (3rd) arbitrator. If those two (2) arbitrators are unable to select a third (3rd) arbitrator within such ten (10)-day period, a third (3rd) arbitrator shall be appointed by the commercial panel of the American Arbitration Association. The decision in writing of at least two (2) of the three (3) arbitrators shall be final and binding upon the parties.

     (b) Rules. The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties may agree upon at the time, except that each party shall have the right to conduct discovery in any manner and to the extent authorized by the Federal Rules of Civil Procedure as interpreted by the federal courts. If there is any conflict between those Rules and the provisions of this section, the provisions of this section shall prevail.

     (c) Substantive Law. The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrators shall make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review because of errors of law. The arbitrators shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the arbitrators shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

     (d) Decision. The arbitrators' decision shall provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators shall not have power to award damages in connection with any dispute in excess of actual compensatory damages and shall not multiply actual damages or award consequential or punitive damages or award any other damages that are excluded under the provisions of this Agreement.

     (e) Expenses. Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators.

     (f) Award. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

     13.5 Enforcement of Agreement. Seller and Shareholders acknowledge and agree that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Seller or Shareholders could not be adequately compensated in all cases by monetary Damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

     13.6 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     13.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

     13.8 Schedules.

     (a) The information in the Schedules constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller and Shareholders as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

     (b) The statements in the Schedules, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

     13.9 Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.

     13.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     13.11 Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Schedules" and "Sections" refer to the corresponding Schedules and Sections of this Agreement.

     13.12 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     13.13 Governing Law. This Agreement will be governed by and construed under the laws of the State of Michigan without regard to conflicts-of-laws principles that would require the application of any other law.

     13.14 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     13.15 Shareholders Obligations. The liability of the Shareholders hereunder shall be joint and several with Seller. Where in this Agreement provision is made for any action to be taken or not taken by Seller, Shareholders jointly and severally undertake to cause Seller to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Shareholders shall be jointly and severally liable with Seller for the indemnities set forth in
Section 11.


                  [Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:                                  SHAREHOLDERS:

MTM Acquisition Company




By:_____________________________        ___________________________________
   J. Peter Farquhar                    Richard L. Russell, Individually and in
   Its:  Chief Executive Officer        his Fiduciary Capacity as Trustee of
                                        the Richard L. Russell 2004 Annuity
                                        Trust

                                        SELLER:

                                        Midwest Tube Mills, Inc.



                                        By:_________________________________
                                           Richard L. Russell
                                           Its:  President

                                LIST OF EXHIBITS

Exhibit 1 - Definitions and Usage

Exhibit 2.3 - Promissory Note

Exhibit 2.7(a)(i) - Bill of Sale

Exhibit 2.7(a)(ii) - Assignment and Assumption Agreement

Exhibit 2.7(a)(iii) - Facility Lease

Exhibit 2.7(a)(viii) - Non-Competition Agreement

Exhibit 2.7(a)(x) - Opinion of Seller's Counsel

Exhibit 2.7(b)(v) - Guarantee

Exhibit 2.9 - Accounting Principles Policies and Practices

                                LIST OF SCHEDULES


Schedule 2.1(a) Tangible Personal Propert

Schedule 2.1(k) - Seller Claims Against Third Parties

Schedule 2.2 - Excluded Assets

Schedule 2.4(a)(v) - Additional Seller Liability

Schedule 3.1 - Jurisdiction of Organization and Operation

Schedule 3.2(c) - Required Third Party Notices and Consents

Schedule 3.6 - Permitted Encumbrances

Schedule 3.7 - Description of Leased Real Property

Schedule 3.8(b) - Tangible Personal Property Not in Seller's Possession

Schedule 3.9 - Accounts Receivable

Schedule 3.11 - Undisclosed Liabilities

Schedule 3.12(b) - Audited Tax Returns

Schedule 3.13 - Material Adverse Change

Schedule 3.14(a) - Employee Plans and ERISA Affiliates

Schedule 3.14(c) - Non-Payment, Finding Deficiencies, Liquidating Shortfalls of Employee Plans

Schedule 3.14(d) - Code, Social Security Act and COBRA Non-Compliance

Schedule 3.14(g) - Workers' Compensation Coverage Maintenance

Schedule  3.15  -  Non-Compliance   with  Legal  Requirements  and  Governmental
Authorizations

Schedule 3.15(d) - Governmental Authorizations

Schedule 3.16(a) - Pending or Threatened Proceedings

Schedule 3.16(b) - Controlling Orders

Schedule 3.17 - Conduct Not in Ordinary Course of Business

Schedule 3.18(a) - Seller's Contracts

Schedule 3.18(b) - Rights and Obligations of Seller Shareholders under Seller Contracts

Schedule 3.18(c) - Seller Contracts Subject to Invalidity, Unenforceability, Third Party Consents or Having Adverse Effect

Schedule 3.18(d) - Non-Compliance with Seller Contracts

Schedule 3.19(a) Seller Insurance Policies

Schedule 3.19(b) - Seller's Self-Insurance, Risk-Sharing, Risk Transfer and Obligations as Insurer

Schedule 3.19(c) - Cancellation of Unenforceability of Invalidity of, Inadequacy of and Non-Compliance with Seller's Insurance Policies

Schedule 3.20 - Environmental Matters

Schedule 3.21(a) - Employees, Directors, Contractors, Consultants and Agents

Schedule 3.22(b) - Threatened, Pending or Existing Labor and Employment Matters

Schedule 3.23 - Seller's Intellectual Property Assets

Schedule 3.24 - Seller's Relationships with Related Persons

Schedule 7.3 - Consents Required by Buyer

Schedule 7.9 - Seller's Employees and Independent Contractors Entering Agreement with Buyer

Schedule 8.3 - Consents Required by Seller

                                    EXHIBIT 1
                              DEFINITIONS AND USAGE
                              ---------------------

     1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

     "Accounts Receivable"--(a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

     "Appurtenances"--all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of the Land, including all easements appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

     "Assets"--as defined in Section 2.1.

     "Assignment and Assumption Agreement"--as defined in Section 2.7(a)(ii).

     "Assumed Liabilities"--as defined in Section 2.4(a).

     "Balance Sheet"--as defined in Section 3.4.

     "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

     "Bill of Sale"--as defined in Section 2.7(a)(i).

     "Breach"--any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

     "Bulk Sales Laws"--as defined in Section 5.10.

     "Business Day"--any day other than (a) Saturday or Sunday or (b) any other day on which federally chartered banks are permitted or required to be closed.

     "Buyer"--as defined in the first paragraph of this Agreement.

     "Buyer Indemnified Persons"--as defined in Section 11.2.

<    "Closing"--as defined in Section 2.6.

     "Closing Date"--the date on which the Closing actually takes place.

     "Closing Financial Statements"--as defined in Section 2.9(b).

     "Closing Working Capital"--as defined in Section 2.9(b).

     "COBRA"--as defined in Section 3.14(d).

     "Code"--the Internal Revenue Code of 1986.

     "Confidential Information"--as defined in Section 12.1.

     "Consent"--any   approval,   consent,   ratification,   waiver   or   other
authorization, including but not limited to the Consents identified on Schedule 7.3.

     "Contemplated Transactions"--all of the transactions contemplated by this Agreement.

     "Contract"--any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

     "Damages"--as defined in Section 11.2.

     "Employee Plans"--as defined in Section 3.14(a).

     "Encumbrance"--any  charge,  claim,  community  or other  marital  property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

     "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental, Health and Safety Liabilities"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

     (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

     (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

     "Environmental Law"--any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the  transportation
of  hazardous   substances,   pollutants,   oil  or  other  potentially  harmful
substances;

     (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA"--the Employee Retirement Income Security Act of 1974.

     "Estimated Purchase Price"--as defined in Section 2.3.

     "Exchange Act"--the Securities Exchange Act of 1934.

     "Excluded Assets"--as defined in Section 2.2.

     "Facilities"--any real property, leasehold or other interest in real property currently owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations of the Real Property specified in Section 3.7. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity"and "Remedial Action"and Sections 3.20 and 11.3, "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations of the Real Property specified in Section 3.7.

     "Facility Lease"-as defined in Section 2.7(a)(iii).

     "GAAP"--generally accepted accounting principles for financial reporting in the United States.

     "Governing Documents"--with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and
(g) any amendment or supplement to any of the foregoing.

     "Governmental Authorization"--any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body"--any:

     (a) nation, state, county, city, town, borough, village, district or other jurisdiction;

     (b) federal, state, local, municipal, foreign or other government;

     (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

     (d) multinational organization or body;

     (e)  body   exercising,   or  entitled  or  purporting  to  exercise,   any
administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

     (f) official of any of the foregoing.

     "Ground Lease"--any long-term lease of land in which most of the rights and benefits comprising ownership of the land and the improvements thereon or to be constructed thereon, if any, are transferred to the tenant for the term thereof.

     "Ground Lease Property"--any land, improvements and Appurtenances subject to a Ground Lease in favor of Seller.

     "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

     "Hazardous Material"--any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste,""restricted hazardous waste," "contaminant," "toxic waste"or "toxic substance"under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

     "Improvements"--all  buildings,   structures,   fixtures  and  improvements
located  on  the  Land  or  included  in  the  Assets,   including  those  under
construction.

     "Indemnified Person"--as defined in Section 11.9.

     "Indemnifying   Person"--as  defined  in  Section  11.9.

     "Initial Working Capital"--as defined in Section 2.9(a).

     "Intellectual Property Assets"-- means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:

     (a) Seller's  name,  all assumed  fictional  business  names,  trade names,
registered  and   unregistered   trademarks,   service  marks  and  applications
(collectively, "Marks");

     (b) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents");

     (c) all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights");

     (d) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and

     (e) all rights in internet web sites and internet domain names presently used by Seller (collectively "Net Names").

     "Independent Accountants"-means Deloitte & Touche US, LLP.

     "Interim Balance Sheet"--as defined in Section 3.4.

     "Inventories"--all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

     "IRS"--the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge"--an individual will be deemed to have Knowledge of a particular fact or other matter if: that individual is actually aware of that fact or matter.

     A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter.

     "Land"--all parcels and tracts of land in which Seller has an ownership interest.

     "Lease"--any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

     "Legal  Requirement"--any   federal,  state,  local,  municipal,   foreign,
international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

     "Liability"--with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

     "Non-Competition Agreement"- as defined in Section 2.7(a)(viii).

     "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order"--any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

     "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

     (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and

     (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

     "Person"--an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

     "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price"--as defined in Section 2.3.

     "Real Property"--the Land and Improvements and all Appurtenances thereto and any Ground Lease Property.

     "Real Property Lease"--any Ground Lease or Space Lease.

     "Record"--information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

     "Related Person"--with respect to a particular individual:

     (a) each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

     (c)  any  Person  in  which  members  of  such  individual's   Family  hold
(individually or in the aggregate) a Material Interest; and

     (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capaity).

     With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such  specified  Person holds a Material  Interest;
and

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) "control"(including "controlling," "controlled by,"and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family"of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and
(c) "Material Interest"means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

     "Release"--any  release,  spill,  emission,   leaking,   pumping,  pouring,
dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

     "Remedial Action"--all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

     "Representative"--with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

     "Retained Liabilities"--as defined in Section 2.4(b).

     "SEC"--the United States Securities and Exchange Commission.

     "Securities Act"--the Securities Act of 1933, as amended.

     "Seller"--as defined in the first paragraph of this Agreement.

     "Seller Contract"--any Contract (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.

     "Shareholders"--as defined in the first paragraph of this Agreement.

     "Software"--all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

     "Space Lease"--any lease or rental agreement pertaining to the occupancy of any improved space on any Land.

     "Promissory Note"--as defined in Section 2.3.

     "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

     "Tangible Personal Property"--all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

     "Tax"--any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

     "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Third Party"--a Person that is not a party to this Agreement.

     "Third-Party  Claim"--any  claim against any Indemnified  Person by a Third
Party,   whether  or  not  involving  a  Proceeding,   for  which  Buyer  claims
indemnification under Sections 11.2 or 11.3 or Seller claims indemnification under Section 11.4.

     "Threat of Release"--a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "WARN Act"--as defined in Section 3.21(c).

     2. Usage.

     (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

          (i) the singular number includes the plural number and vice versa;

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii) reference to any gender includes each other gender;

          (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

          (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) "hereunder," "hereof," "hereto,"and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof;

          (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (viii) "or"is used in the inclusive sense of "and/or";

          (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

          (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

     (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

                                   EXHIBIT 2.3
                          SUBORDINATED PROMISSORY NOTE
                          ----------------------------


$2,500,000.00                                           ________________, 2005
                                                          Southfield, Michigan


     1. Maker's Promise to Pay. For value received, MTM ACQUISITION COMPANY, a Michigan corporation ("Maker") promises to pay to the order of the MIDWEST TUBE MILLS, Inc., an Indiana corporation ("Payee"), the principal sum of Two Million Five Hundred Thousand and 00/100 ($2,500,000.00) Dollars together with interest as set forth herein. This Note is issued pursuant to the Asset Purchase Agreement dated August__, 2005 by and among Maker, Payee, and Richard L.
Russell, individually and Richard L. Russell in his fiduciary capacity as Trustee of the Richard L. Russell 2004 Annuity Trust u/t/d August 11, 2004 (the "Asset Purchase Agreement").

     2. Interest. Interest will accrue and shall be paid by Maker in lawful money of the United States of America at the rate of nine and one-quarter (9 1/4%) percent per annum (the "Base Rate") from the date hereof upon the unpaid principal until fully paid, payable on the last day of each month beginning on _____________________, 2005 [the first full month after the Closing Date]. In the event any payment of principal or interest is not paid when due, interest on the then due and outstanding principal balance shall accrue from the due date of said payment until actual payment is made at two (2%) percent per annum in excess of the Base Rate (the "Default Interest Rate"). In no event will the interest rate charged or received hereunder at any time exceed the maximum interest rate permitted by applicable law. Payments received by Payee hereunder which would otherwise cause the interest rate to exceed such maximum interest rate will, to the extent of such excess, hereby be deemed to be prepayments of principal and applied as such as herein provided.

     3. Payments. The principal outstanding and accrued and unpaid interest under this Note shall be paid annually as follows:

     (a) Semi-annual principal payments each in the amount of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars shall be paid on [month] [day] and [month] [day] of each year beginning on ______________, 200___ and continuing through ____________, 20__ [date of the 10th payment].

     (b) Notwithstanding anything herein to the contrary, the entire principal and the accrued interest shall be paid by the undersigned in lawful money of the United States of America on or before [month] [day], 200___, [date of the 10th payment].

     (c) Payments under this Note shall first apply to accrued interest and then to principal except that upon default, payments will be applied first to costs and expenses incurred in the collection of this debt, then to accrued interest and finally to principal.

     Both principal and interest of this Note are payable at the Payee's principal place of business or such other place as Payee shall from time to time designate in writing to Maker. Payments of principal will be made by wire transfer to an account designated by Payee at least five (5) business days before the payment is due.

     4. Maker's right to prepay. Maker shall have the right to prepay any or all of this Note at any time without prepayment penalty; provided, said prepayment shall be applied first to accrued interest, then to principal.

     5. Maker's Default. The following events shall constitute a "Default"by maker under the Note:

     (a) A default in the payment of any installment due hereunder, which default is not cured within ten (10) days after written notice by Payee.

     (b) A default under the Guarantee (as defined below).

     (c) The filing of a voluntary petition in bankruptcy by Maker.

     (d) The filing of any involuntary petition under any bankruptcy or insolvency law by the Maker's creditors, which petition shall not have been dismissed within sixty (60) days of the petition.

     If there is an event, which constitutes a Default, at the Payee's option, without notice, the entire indebtedness evidenced hereby shall become immediately due and payable. Acceptance by Payee of any payment in an amount less than the amount then due will be deemed an acceptance on account only, and the failure to pay the entire amount then due will be and continue to be a Default. Upon any Default, neither the failure of Payee promptly to exercise his or her right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Payee to demand strict performance of any other obligation of Maker will constitute a waiver of any such rights of Payee, nor a waiver of such rights in connection with any future Default by Maker. Maker waives presentment for payment, demand and notice of nonpayment of this Note and agrees that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting Maker's liability.

     6. Right of offset. Payee acknowledges that Maker has certain rights of offset against this Note as specifically provided under Section 11.8 of the Asset Purchase Agreement.

     7. Guarantee. This Note and all obligations of Maker under this Note are guaranteed by Tarpon Industries, Inc. pursuant to that Guarantee dated the date of this Note (the "Guarantee").

     8. Payment of Payee's Costs and Expenses. The Maker agrees to reimburse the Payee for any and all costs and expenses, including reasonable attorneys' fees, incurred by Payee in collecting or attempting to collect this note.

     9. Subordination. [to be inserted after negotiation of the subordination agreement.]

     10. Waiver. Any delay on the part of payee in exercising any rights hereunder will not operate as a waiver of said rights. Acceptance of any payment after Payee has declared the entire indebtedness due and payable will not cure any default of Maker or operate as a waiver of any rights of Payee hereunder.

     11. Severability. If any provision of this Note is held illegal or invalid, such illegality or invalidity will not affect any other provision hereof. Such provision and the remainder of this Note will, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

     12. Assignment. Neither this Note, nor any rights or obligations under this Note, may be assigned by Maker.

     13. Applicable law. This Note shall be construed and interpreted under the laws of the State of Michigan irrespective of any conflict of law statute. Nothing herein shall limit any right granted to Payee by law.

     14. Section headings. The Section headings contained in this Note are for reference purposes only and shall not in any way affect the meaning or interpretation of this Note.

Dated:   _______________, 2005               MTM ACQUISITION COMPANY, a
                                             Michigan corporation



                                              By: ___________________________
                                                  J. Peter Farquhar
                                                  Its: Chief Executive Officer

                                EXHIBIT 2.7(a)(i)
                                  BILL OF SALE
                                  ------------


     This Bill of Sale is dated _____________, 2005 by and between MTM ACQUISITION COMPANY, a Michigan corporation ("Buyer") and MIDWEST TUBE MILLS, INC., an Indiana corporation ("Seller").

                                    RECITALS:

     A. Buyer, Seller and the Shareholders have entered into an Asset Purchase Agreement dated August 30, 2005 (the "Asset Purchase Agreement") pursuant to which Buyer will purchase from Seller substantially all of the assets of Seller;

     B. The Asset Purchase Agreement provided that Seller shall execute and deliver this Bill of Sale to Buyer to consummate the transactions contemplated by the Asset Purchase Agreement.

     NOW,  THEREFORE,  in  consideration  of the  foregoing,  and other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties consent and agree as follows:

                                    AGREEMENT

     1. All capitalized terms not otherwise defined in this Bill of Sale have the same meanings as in the asset purchase agreement.

     2. Seller transfers, assigns and conveys, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in and to all Tangible Personal Property of every kind and description, wherever located, including but not limited to, Inventories and those items described in Schedule 2.1(a) of the Asset Purchase Agreement, and excepting only the Excluded Assets (the "Transferred Property"). Notwithstanding the foregoing, the transfer of the Transferred Property pursuant to this Bill of Sale shall not include the assumption of any Liability in respect thereof unless the Buyer expressly assumed such liability pursuant to Section 2.4(a) of the Asset Purchase Agreement.

     3. Seller warrants that it is the owner of and has good and marketable title to the Transferred Property, free from all security interests and other encumbrances, other than the Permitted Encumbrances and Assumed Liabilities, and that Seller will defend Buyer against every person or persons whatsoever regarding the Transferred Property.

     4. Nothing express or implied in this Bill of Sale is intended to confer upon any person, other than Buyer and Seller and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Bill of Sale.

     5. This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of Michigan applicable to contracts executed in and to be performed entirely in that state.

                                                MIDWEST TUBE MILLS, INC.,
                                                an Indiana corporation



                                                By:____________________________
                                                    Richard L. Russell
                                                    Its:  President

                               EXHIBIT 2.7(a)(ii)
                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------


     This Assignment and Assumption Agreement ("Agreement") is dated as of __________________, 2005 by and among MTM ACQUISITION COMPANY, a Michigan corporation ("Buyer"); and MIDWEST TUBE MILLS, INC., an Indiana corporation ("Seller").

                                    RECITALS:

     A. Buyer, Seller and the Shareholders have entered into an Asset Purchase Agreement dated August 30, 2005 (the "Asset Purchase Agreement") pursuant to which Buyer will purchase from Seller substantially all of the assets of Seller;

     B. The Asset Purchase Agreement provides that Seller shall execute and deliver this Assignment and Assumption Agreement to Buyer to consummate the transactions contemplated by the Asset Purchase Agreement.

     NOW,  THEREFORE,  in  consideration  of the  foregoing,  and other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties consent and agree as follows:

                                    AGREEMENT

     1. Definitions. All capitalized terms not otherwise defined in this Agreement have the same meanings as in the Asset Purchase Agreement.

     2. Assignment. Seller transfers, assigns and conveys, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in and to all of Seller's intangible personal property, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

     (a) all cash, cash equivalents and short-term investments;

     (b) all Accounts Receivable;

     (c) all Seller Contracts, including those listed in Schedule 3.18(a) to the Asset Purchase Agreement, and all outstanding offers or solicitations made by or to Seller to enter into any Contract;

     (d) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Schedule 3.16(b) to the Asset Purchase Agreement;

     (e) all data and Records related to the operations of Seller, including customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 2.2(d) of the Asset Purchase Agreement;

     (f) all of the intangible rights and property of Seller, including Intellectual Property Assets, going concern value, Seller's name and any derivative of Seller's name, goodwill, world wide web address and site, telephone, telecopy and email addresses and listings;

     (g) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing Date, unless expended in accordance with this Agreement;

     (h) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or non-contingent, including all such claims listed in Schedule 2.1(k) to the Asset Purchase Agreement; and

     (i) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof.

     All  of  the  foregoing   property  and  assets  are  herein   referred  to
collectively as the "Intangible Personal Property."

     Notwithstanding the foregoing, the transfer of the Intangible Personal Property pursuant to this Agreement shall not include the assumption of any Liability in respect thereof unless the Buyer expressly assumes such Liability pursuant to Section 2.4(a) of the Asset Purchase Agreement.

     Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney and attorneys of Seller, with full power of substitution, in the name of Buyer or in the name instead of Seller, but on behalf of or for the benefit of Buyer, its successors and assigns:

          (i) To collect, demand and receive any and all Intangible Personal Property transferred hereunder and to give receipts and releases for and in respect of the same;

          (ii) To institute and prosecute in the name of Seller, or otherwise, at the expense and for the benefit of Buyer any and all actions, suits or proceedings, at law, in equity or otherwise, which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Intangible Personal Property, to defend or compromise any and all such actions, suits or proceedings in respect of any of the Intangible Personal Property, and to do all such acts and things in relation thereto as Buyer shall deem advisable for collection or reduction to possession of any of the Intangible Personal Property;

          (iii) Take any and all other reasonable actions designed to vest more fully in Buyer the Intangible Personal Property in order to provide for Buyer the benefit, use, enjoyment and possession of such Intangible Personal Property; and

          (iv) To do all reasonable acts and things in relation to the Intangible Personal Property sold and assigned hereunder.

     Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto. Seller shall from time to time pay to Buyer, when received, any amounts that shall be received directly or indirectly by Seller (including amounts received as interest) in respect of any Intangible Personal Property.

     3. Assumption. Buyer assumes and agrees to discharge only the following specifically enumerated obligations and liabilities of seller (the "Assumed Liabilities"):

     (a) any trade account payable (other than a trade account payable to any Shareholder or a Related Person of Seller or any Shareholder) incurred by Seller in the Ordinary Course of Business and reflected on Seller's books that remains unpaid at and is not delinquent as of the Closing Date;

     (b) any Liability to Seller's customers incurred by Seller in the Ordinary Course of Business for non-delinquent orders outstanding as of the Closing Date reflected on Seller's purchase orders (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date);

     (c) any Liability arising after the Closing Date under the Seller Contracts described in Schedule 3.18(a) of the Asset Purchase Agreement (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date);

     (d) any Liability of Seller arising after the Closing Date under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in accordance with the provisions of the Asset Purchase Agreement (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date); and

     (e) any Liability of Seller described in Schedule 2.4(a)(v) of the Asset Purchase Agreement.

     4. Compliance with Other Agreements. The Seller represents and warrants that the execution of this Agreement and the performance of the obligations to be performed by it hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the seller is a party or by which the seller is or may be bound.

     5. Binding effect; assignment. The rights and obligations of Buyer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Buyer. The rights, obligations and interests of seller hereunder may not be sold, assigned, transferred, pledged or hypothecated.

     6. Modification. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

     7. Construction and Interpretation.

     (a) This Agreement shall be construed pursuant to and governed by the substantive laws of the State of Michigan (but any provision of Michigan law shall not apply if the application of such provision would result in the application of the law of a state or jurisdiction other than Michigan).

     (b) The headings of the various sections in this Agreement are inserted for the convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

     (c) Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WITNESSES:                                     BUYER:

                                               MTM ACQUISITION COMPANY,
                                               a Michigan corporation


                                               By:____________________________
                                                  J.Peter Farquhar
                                                  Its: Chief Executive Officer


                    [Signatures Continued on Following Page]

                                                  SELLER:

                                                  MIDWEST TUBE MILLS, INC.,
                                                  an Indiana corporation


                                                  By:_________________________
                                                     Richard L. Russell
                                                     Its:  President

                               EXHIBIT 2.7(a)(iii)
                                      LEASE
                                      -----


     Barr Properties, L.L.C., an Indiana limited liability company ("Landlord"), and MTM Acquisition Company, a Michigan corporation ("Tenant") agree as follows, effective as of the 1st day of ________________, 2005:

1. Demised Premises.

     1.1 Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, that certain building containing approximately 192,000 square feet of gross area and related improvements, including a parking lot and storage building containing approximately 2,400 square feet of gross area located to the southwest (collectively, the "Building") located on real estate in Jefferson County, Indiana, commonly known as 2971 Michigan Road, Madison, Indiana, comprising 15.00 acres more or less, and more particularly described on Exhibit A attached hereto (the "Premises"), subject to the provisions of this Lease.

     1.2 Prior to the Commencement Date, Landlord has given or will give Tenant full access to the Premises to conduct any inspections or investigations regarding the Premises that Tenant deems necessary or appropriate. If Tenant takes occupancy of the Premises pursuant to this Lease, Tenant will be deemed to have examined the Premises and acknowledged that the Premises are satisfactory for occupancy as of the date of occupancy.

     1.3 Tenant hereby acknowledges that the Premises are subject to (i) a 60 foot utilities easement described on Exhibit A, and (ii) a two-lane road easement for the purposes of ingress, egress, and construction, from any entrance to the Premises from Michigan Road on the eastern boundary of the Premises, across the parking lot of the Premises, to certain property consisting of approximately 16 acres situated on the western boundary of the Premises, generally paralleling the southern boundary of the Premises.

2. Term of Lease.

     2.1 Tenant will have and hold the Premises for a term of five (5) years commencing ____________ 1, 2005 (the "Commencement Date"), and ending on ______________, 2010 (the "Initial Term").

     2.2 Provided Tenant is not then in default, Tenant will have the option to extend the term of this Lease for two (2) separate periods of five (5) years each. The Initial Term and any exercised extensions will be referred to collectively as the "Term." To exercise either such option, Tenant must deliver a notice to Landlord evidencing such exercise not later than one hundred eighty
(180) days before the end of the then existing Term. Tenant's failure to exercise either such option as so provided will cause such option, and any remaining option to extend, to automatically lapse and be of no further effect without further action by the parties.

3. Base Rent.

     3.1 Tenant covenants to pay to Landlord at its notice address, or at such place or to such person as Landlord time may designate in writing from time to, base rent for the Premises ("Base Rent") as follows: (i) from the Commencement Date through ________________, 2010, Base Rent will be $50,000.00 per month,
(ii) from  ______________,  2010  through  __________,  2015,  Base Rent will be
$60,000.00 per month, and (iii) from ___________, 2015 through the end of the Term, Base Rent will be $70,000.00 per month, payable in advance on the first day of each calendar month.

     3.2 Tenant also covenants to pay and discharge during the Term, when the same will become due, any and all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof (collectively, "Additional Rent"), and in the event of any failure on the part of Tenant to pay or discharge any of the same, Landlord will have all rights, powers and remedies provided herein or by law or equity or otherwise in the case of non-payment of the Base Rent.

4. Taxes and Other Charges.

     4.1 Tenant agrees to pay and discharge as punctually as and when the same will become due and payable without penalty, all real estate taxes, personal property taxes, assessments (including, but not limited to, assessments for public improvements or benefits), costs and expenses which are due or accrue pursuant to any easement, declaration or other agreement of record, and all other governmental taxes, impositions and charges of every kind and nature, extraordinary or ordinary, general or special, unforeseen or foreseen, whether similar or dissimilar to any of the foregoing, which at any time during the Term will become due and payable by Landlord or Tenant and which are levied, assessed or imposed upon or with respect to or will become a lien upon, the Premises or any portion thereof, or any interest of Landlord or Tenant therein, under or by virtue of any present or future law, statute, charter, ordinance, regulation or other requirement of any governmental authority, whether federal, state, county, city, municipal or otherwise. Landlord agrees to pay and discharge all taxes, assessments, costs and expenses, impositions and charges of the kind above which are due and payable and which remain unpaid as of the date of this Lease, irrespective of when the same may have been levied, imposed or assessed, and to discharge all liens which may be asserted against the Premises. It is the intention of the parties hereto that, insofar as the same may be lawfully done, except as otherwise provided herein, Landlord will be free from all costs, expenses and obligations and all such taxes, assessments, costs and expenses, impositions and charges, and that this Lease will yield net to Landlord not less than Base Rent reserved hereunder throughout the Term; except as specifically provided in this Lease.

     4.2 It is expressly understood and agreed that Tenant will not be required to pay, or reimburse Landlord for (i) any local, state or federal capital levy, franchise tax, revenue tax, income tax, profits tax or single business tax of Landlord or any tax or impost charged or levied upon or with respect to the Base Rent or other payments hereunder, unless such levy, tax or impost is in lieu of or a substitute for any other tax or impost upon or with respect to the Premises which, if such other tax or impost were in effect, would be payable by Tenant under the provisions hereof, or (ii) any estate, inheritance, devolution, succession or transfer tax which may be imposed upon or with respect to any transfer (other than taxes in connection with a conveyance by Landlord to Tenant) of Landlord's interest in the Premises.

     4.3 Upon expiration or earlier termination of this Lease (except for the termination hereof pursuant to the provisions of Section 14), all taxes, assessments, costs and expenses, impositions and charges of the kind above which will be levied, assessed or become due upon the Premises or any portion thereof will be prorated to the date of such expiration or earlier termination. With respect to assessments levied for public improvements, if such assessments may be paid in installments, Tenant will be obligated to pay only such installments thereof which will become due and payable during the term of this Lease.

     4.4 Tenant may contest any such tax, assessment, cost or expense, imposition or charge in any manner permitted by law, in Tenant's name, and whenever necessary, in Landlord's name, provided such tax or assessment is only levied against the Premises. Tenant will indemnify and hold Landlord harmless from any and all expenses, costs, and liabilities in connection with any such contest. Landlord will cooperate with Tenant and execute any documents or pleadings required for such purpose. Such contest may include appeals from any and all judgments, decrees or orders until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. However, notwithstanding such contest, Tenant will pay the contested tax, assessment, cost or expense, imposition or charge in the manner and on the dates provided for in this Section, unless enforcement of any tax, assessment, cost or expense, imposition or charge may be stayed by Tenant during such contest by the filing of a bond or the payment of a monetary deposit made in court in connection therewith or any other similar action permitted by the local authority having jurisdiction in connection with the foregoing. Any tax refund with respect to any tax, assessment, cost or expense, imposition or charge paid by Tenant will be the property of Tenant.

5. Use of Premises.

     5.1 Tenant (and its subtenants) will use the Premises for the operation of a steel pipe, manufacturing facility, warehouse, distribution facility, or light manufacturing facilities, along with related offices, and for any other legal purpose, in a manner consistent with the limitations prescribed in this Section. Tenant and its subtenants may not use the Premises for the storage, distribution, or manufacture of "Hazardous Substances", as that term is defined in such Section. Tenant may not install an underground storage tank or tanks to contain Hazardous Substances on the Premises without the Landlord's prior written consent, which consent the Landlord may withhold in its sole discretion. Tenant will not use, or permit any person to use, the Premises for any use or purpose in violation of any applicable (i) governmental law, rule or regulation, or (ii) easement, restriction, agreement or declaration of record as of the date hereof.

     5.2 "Environmental Laws" means any local, state or federal law, rule, regulation, or ordinance, whether now in existence or enacted after the date of this Lease, which pertains to health or safety or environmental regulation, contamination or clean-up, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 [42 U.S.C. Sections 9601 et seq.], as amended, the Resource Conservation and Recovery Act [42 U.S.C. Sections 6901 et seq.], as amended, or state superlien or environmental clean-up statutes. As used herein, "Hazardous Substances" means and includes all hazardous and toxic substances, wastes or materials, any pollutants or contaminants, or other similar substances, or materials which are included under or regulated by Environmental Laws.

     5.3 Tenant agrees, at its sole cost and expense, to comply with all Environmental Laws and all governmental notices, orders and requirements pursuant to Environmental Laws. Tenant will not permit or cause any Hazardous Substances to be brought upon, placed, held, stored, located, or disposed of on, under, from or at the Premises, other than in compliance with all Environmental Laws. Tenant will (i) provide Landlord with copies of all communications between Tenant and any governmental agencies or other authorities related to Hazardous Substances brought upon, placed, held, located, stored or disposed of on, under, from or at the Premises or related to the violation or alleged violation of any Environmental Laws with respect to Tenant's use or occupancy of the Premises,
(ii) permit Landlord, at Landlord's discretion, to participate in any proceeding brought by a government agency or authority, or a third party, with respect to Hazardous Substances brought upon, placed, held, located, stored or disposed of on, under, from or at the Premises with respect to Tenant's use or occupancy of the Premises or the violation or alleged violation of any Environmental Laws with respect to Tenant's use or occupancy of the Premises, and (iii) permit Landlord, from time to time at Landlord's discretion, to conduct tests, analyses and investigations of the environmental conditions relative to Tenant's use or occupancy of the Premises. The expense of tests, analyses and investigations conducted pursuant to the foregoing clause (iii) will be borne by Landlord.

     5.4 In addition to the foregoing, Tenant agrees, at its sole cost and expense, to (i) materially comply with all laws, orders, rules, regulations and requirements of all applicable governmental or other authorities having jurisdiction over the Premises (collectively, "Laws"), and (ii) cause the Premises to materially comply with all applicable Laws.

     5.5 Tenant shall keep the Premises clean and free of rubbish and trash at all times and shall store all trash and garbage in leak-proof containers and arrange for the regular pickup of such trash and garbage at Tenant's expense. Tenant shall not burn or bury any trash or garbage of any kind on or about the Premises.

6. Maintenance and Charges.

     6.1 Tenant covenants that throughout the Term it will, at its sole cost and expense, maintain the Premises, including but not limited to the Building, all improvements thereto, all Building fixtures, all of the mechanical, electrical, plumbing, heating, ventilating and air conditioning and other building systems (collectively, the "Systems"), parking area and driveways whether now or hereafter erected or located thereon, and will keep the same in good working order and condition and will promptly, and at Tenant's own cost and expense, make all necessary repairs, whether exterior or interior, structural or nonstructural, to all parts of the same. Landlord will be responsible for payment for all repairs and maintenance to the roof during the entire term of this Lease, including extensions. When used in this Lease, the term "repairs" will include replacements or removals when necessary. All such repairs will be equal in quality to the original work. Tenant will obtain and maintain at all times during the Term a maintenance contract with a contractor approved or selected by Landlord on the heating, ventilating and air conditioning system which provides for regular cleaning, oiling and filter changes and for seasonal "start-ups". Notwithstanding the foregoing provisions, during the first twelve
(12) months of this Lease, Landlord shall be responsible for payment for repair and replacement of the four (4) outer walls.

     6.2 Tenant will pay when due all charges for fuel, water, gas, electricity, power, refrigeration, and other utilities and services, and all other charges of every kind and nature, extraordinary or ordinary, general or special, unforeseen or foreseen, whether similar or dissimilar to any of the foregoing, incurred in the use, occupation, maintenance, operation or possession of the Premises throughout the Term, and will indemnify, protect and save harmless Landlord from any liability therefor.

7. Net Lease.

     7.1 This Lease is a net lease. The Base Rent and all Additional Rent will be paid without notice or demand, and without any setoff, counterclaim, abatement, suspension, deduction or defense whatsoever.

     7.2 Except as otherwise expressly provided in Sections 11 and 12 herein, this Lease will not terminate, nor will Tenant have any right to terminate this Lease, nor will the obligations hereunder of Tenant be otherwise affected.

     7.3 Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceedings affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord in any such proceeding or by any court in any such proceeding.

8.       Construction and Alteration.

     8.1 All improvements and alterations to the Premises will require the prior written consent of Landlord, and Tenant will submit plans and specifications for each intended improvement or alteration to Landlord for review and approval before commencing construction. Landlord's review and approval of plans may not be construed as a statement by Landlord that such plans and specifications are sufficient for their intended purpose or in compliance with applicable laws, rules, or regulations, and Landlord assumes no liability or obligation whatsoever related to any plans and specifications it may approve. Landlord agrees to not unreasonably withhold its consent to non-structural improvements and alterations.

     8.2 Title to any approved improvements or alterations made by Tenant will vest in Landlord at the end of the Term, and Tenant will deliver such documents of conveyance thereof as Landlord may reasonably request (including without limitation assignments of any outstanding warranties), and Landlord agrees to accept the Premises with any approved improvements and alterations. Tenant may place such trade fixtures, personal property, machinery, furniture, equipment and the like on the Premises as it may desire at its own expense. All improvements, appurtenances, fixtures, and equipment or machinery used in the operation of the Systems will automatically become the property of Landlord at the moment of construction or installation. Tenant may remove all or any items of personal property prior to or at the expiration or termination of this Lease.

9.       Liens.

     Tenant will not cause or permit to stand, through any action taken by it, any mechanics', laborer's, materialman's or other lien against the Premises or building or improvement thereon in connection with work of any character performed or material furnished to said Premises. Nothing in this Lease may be construed as creating an agency relationship between Landlord and Tenant for purposes of performing alterations, improvements, or repairs. If Tenant in good faith desires to contest the validity or amount of any such lien, Landlord agrees to cooperate in the institution, defense and maintenance of any such action or proceeding, provided that Tenant will indemnify and hold Landlord harmless from any and all expenses, costs and liabilities in connection with any such contest. Any such action or proceeding may be instituted and maintained by Tenant only if and so long as the enforcement of any such lien, by sale or otherwise, will be stayed by reason of such action or proceeding or by bond filed or a monetary deposit paid into court as a part of such action or proceeding. Promptly after the determination of any such contest adverse to the Tenant and prior to the enforcement of any such lien, Tenant will pay and discharge the amount of any such lien, together with any related interest, costs and penalties.

10. Insurance.

     10.1 Tenant shall obtain and keep in full force at the sole cost and expense of Tenant policies of insurance to:

          10.1.1 keep the Premises insured against loss or damage by fire and all risks of direct physical loss except the normal exclusions contained in an "all risks" policy for not less than one hundred percent (100%) of the replacement cost thereof, evidenced by "replacement cost" and "agreed amount" endorsements in the policy. The amount of direct physical loss insurance shall be adjusted as required by the insurance carrier in order to obtain the required level of coverage and to maintain the appropriate "agreed amount" endorsement coverage;

          10.1.2 maintain commercial general liability insurance covering the legal liability of Tenant against claims for bodily injury, death and/or property damage arising out of the use, maintenance and/or operation of the Premises and all areas appurtenant thereto and/or the conduct of Tenant's business, and also Tenant's contractual liability in such amounts as Landlord may require, but in no event less than $2,000,000 for personal injury or death to one person, $2,000,000 for personal injury or death in one accident and $2,000,000 for property damage in one accident [discuss coverage with Tenant];

          10.1.3 keep the Premises insured with business and rental interruption insurance covering risk of loss due to the occurrence of any hazards insured against under the required "all risks" insurance, with an "agreed amount" endorsement provision, in an amount at least adequate to cover twelve (12) months of Base Rent, taxes and insurance on the Premises;

          10.1.4 satisfy all applicable requirements under Indiana worker's compensation law;

          10.1.5 maintain broad form boiler and machinery insurance for all pressure fired vessels or apparatus situated on the Premises with full repair and replacement cost coverage; and

          10.1.6 maintain builder's risk insurance coverage in the event that any construction activity is undertaken on the Premises.

     10.2 All such insurance shall be written by a company or companies reasonably acceptable to Landlord; shall name Landlord as a named insured; shall contain a loss payable clause which provides that all losses to the Premises (but excluding losses to Tenant's assets and business) will be adjusted with and payable to Landlord; in the case of liability coverage will provide that it is primary insurance as regards any other insurance carried by Landlord; shall be satisfactory to Landlord as to form, substance and amount; shall provide for thirty (30) days' prior written notice of cancellation or non-renewal to Landlord; shall contain endorsements that no act or negligence of the insured or any occupant, and no occupancy or use of the Premises for purposes more hazardous than permitted by the terms of the policy, nor any breach of any warranty, declaration or condition by the insured, will affect the validity or enforceability of such insurance as against Landlord; shall contain the agreement of the insurer waiving all rights of set-off, counterclaim or deductions against Landlord, and shall be in full force and effect on the date of this Lease with proof of premiums paid for the current policy year. All such insurance policies shall be written in amounts sufficient to prevent Tenant or other insured from becoming a co-insurer under the applicable policies, or shall contain an "agreed amount" endorsement as evidence that the coverage is sufficient. Tenant shall furnish Landlord with an original policy of all required policies of insurance.

     10.3 If Tenant has a blanket "all risk" insurance policy covering the Premises as well as its own personal property and trade fixtures, in the event of a casualty loss Tenant shall have the right to adjust all losses to its personal property and trade fixtures and to be paid any insurance proceeds relating to loss or damage to such personal property and trade fixtures provided, however, that Landlord shall have the sole right to adjust all losses to the Premises and any amount paid to Tenant for loss to its personal property and trade fixtures shall not reduce the amount that would otherwise be paid to Landlord for the loss to the Premises.

     10.4 Tenant further covenants (i) not to terminate or materially change any policy of insurance without giving Landlord thirty (30) days prior written notice of such termination or change, and (ii) at least thirty (30) days prior to the expiration date of a policy, to deliver to Landlord a binder and/or renewal policy in form satisfactory to Landlord, and to promptly furnish Landlord all receipts for paid premiums.

     10.5 In case Tenant will at any time fail, neglect or refuse to insure the Premises and buildings and improvements thereon and to keep the same insured as hereinabove provided, then Landlord may at its election, procure or renew such insurance, and any amounts paid therefor by Landlord together with interest thereon at a rate of ten percent (10%) per annum will be included together with any other Base Rent, if any, due on the first day of the next calendar month after any such payment.

11. Fire or Other Casualty.

     11.1 Tenant covenants and agrees, except as provided herein, that in the event of damage to any building or improvement on the Premises, or destruction of the whole or any part thereof, by any cause whatsoever, Tenant will, entirely at its own expense and without cost to the Landlord, proceed promptly and diligently to restore the building, improvements and Premises to the equivalent condition or status that they were required to be kept before such destruction or damage, and that this Lease will not terminate; provided, however, that Tenant shall be entitled to an abatement of all monthly Base Rent and/or applicable Additional Rent to the extent of interference with Tenant's use of the Premises occasioned thereby.

     11.2 All insurance proceeds from perils insured against will be paid to or for the account of Tenant provided Tenant will have caused the damaged or destroyed building to be repaired or rebuilt as provided for in this Section and
Section 8 of this Lease. Except as otherwise provided, however, and except to the extent Tenant will have caused or provided for a damaged or destroyed building to be fully repaired or reconstructed, all insurance proceeds in the hands of the Landlord at the time of the termination of this Lease and all insurance proceeds thereafter received by the Landlord under any policy of casualty insurance, will be the sole and exclusive property of the Landlord.

     11.3 Landlord will not be liable for (i) any damages to the Premises or any part thereof or (ii) for any damage to fixtures or personal property of Tenant if either is caused by fire or other casualty, except for damages caused by Landlord's negligence or misconduct, and Tenant does hereby expressly release Landlord of and from all liability for such damages. Tenant agrees that all insurance policies will include a clause waiving all rights of subrogation against Landlord.

12. Eminent Domain.

     In the event the Premises, or any part thereof or interest therein, or any building or improvement thereon, is taken or condemned for a public or quasi-public use, or is conveyed in lieu thereof (herein referred to as a "condemnation"), the rights of the Landlord and Tenant in respect of the condemnation proceeding and the condemnation proceeds and the effect of such condemnation proceeds on the terms of this Lease will be as follows:

     12.1 Any condemnation allowance or award or judgment relating thereto, allowed or awarded to the Landlord or Tenant and any interest thereon ("condemnation proceeds") will be paid to the Landlord to the held and dealt with as provided in paragraphs (b) through (e) of this Section, excluding any special award for, or portion of award allowable and allocated to, the Tenant for the taking of the Tenant's personal property on the Premises including trade fixtures (and not for Tenant's interest in the Premises or in the building and improvements located on the Premises) or as special damages to the Tenant for disturbance of use, injury to business, relocation, storage or the like.

     12.2 If the condemnation results in a taking of all of the Premises, the condemnation proceeds will be applied in the following order:

          12.2.1 In satisfaction and discharge of all special assessments, if any, including both principal and interest, levied on the Premises or any part thereof for benefits resulting from the improvements for which or in conjunction with which the condemnation was effected.

          12.2.2 In reimbursement to Tenant of any amounts paid by it for real estate taxes or special assessments and which are included in the award, plus a pro rata portion of the interest, if any, constituting part of the award.

          12.2.3 The balance, if any, to the Landlord as and for its own property.

     12.3 In the event more than 25% of the Premises is taken in condemnation proceedings, Tenant may either terminate this Lease by notice to Landlord within 15 days after the effective date of such taking, or, at its option, retain the Premises. In the event Tenant fails to notify Landlord of such termination within such 15 day period, Tenant will be deemed to have elected to retain the Premises. In the event (i) less than 25% of the Premises is taken or (ii) more than 25% of the Premises is taken and Tenant does not elect to terminate this Lease, Tenant will restore the Premises to proper rentable condition forthwith, without abatement of rent. If the Lease is terminated pursuant to this subsection, all condemnation proceeds will be payable to Landlord. If the Lease is not terminated, the condemnation proceeds for the partial taking will be payable to Tenant to the extent needed to restore the Premises, with the balance, if any, payable to Landlord upon completion of construction. Any award for taking of and/or damage to any part of the Premises which is not spent for restoration will be for the account of Landlord.

     12.4 If the condemnation will result in a taking of all the Premises, this Lease will terminate when the condemnor will take possession of the Premises, and the rent hereunder will thereupon cease to accrue, but without affecting the enforceability of any rights under this Section 12 or any other accrued or contingent rights and obligations of the parties under this Lease.

     12.5 The foregoing provisions of this Section 12 will not be construed so as to deny either the Tenant or the Landlord the right to appeal or defend an appeal of the award allowed or covering its interest in the Premises to the district court or any other court having jurisdiction, whether or not the effect of the appeal will be to delay the taking or the final determination of allocation of the award. The amount of the award, as used in this Section 12, refers to the award as finally determined in the condemnation proceedings or as accepted by the Landlord, provided that the Landlord will not accept an award which includes the Tenant's interest without the written consent of Tenant.

13. Assignment and Subletting.

     13.1 Tenant may not assign this Lease or sublet the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion; provided that Tenant may assign this Lease to an affiliate or subsidiary of Tenant without Landlord's consent. Tenant will deliver an executed or photocopy of any assignment to Landlord within ten (10) business days after its execution and delivery. Tenant will reimburse Landlord within twenty (20) days of demand, as Additional Rent, for Landlord's reasonable attorneys' fees and related expenses incurred in the review of any assignment or sublease, not to exceed $1,000.

     13.2 No assignment or sublease will affect or reduce any of the obligations of Tenant hereunder and all obligations of Tenant hereunder will continue in full force and effect to the same extent as if no assignment or sublease had been made and as the obligations of a principal and not as the obligations of a guarantor or surety.

14. [Reserved].

15. Default by Tenant.

     15.1 If one or more of the following events (sometimes called "events of default") will happen and be continuing:

          15.1.1 Tenant defaults (i) in the payment of any Base Rent, or (ii) in the payment of any Additional Rent or any other sums provided to be paid hereunder and such default under this clause (ii) continues for ten (10) days after Landlord has given Tenant written notice thereof; or

          15.1.2 Tenant defaults in the observance or performance of any other covenant, condition, agreement or provision hereof and Tenant fails to remedy such default within thirty (30) days after notice thereof from Landlord to Tenant specifying the nature of the default (or, in the event the default cannot be cured within such period, Tenant fails to initiate action to remedy such default within said period and to prosecute the same to completion with due diligence); or

          15.1.3 Tenant admits insolvency or bankruptcy or its inability to pay its debts as they may mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for Tenant, or for the major part of its property; or

          15.1.4 a trustee or receiver is appointed for Tenant or for the major part of its property without Tenant's consent or acquiescence and such appointment is not discharged within sixty (60) days after such appointment; or

          15.1.5 bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any state or federal bankruptcy law or similar law for the relief of debtors generally, are instituted by or against Tenant, and if instituted against Tenant are consented to by Tenant or are not dismissed, stayed or otherwise nullified within sixty (60) days after such institution;

     then in any such case, Landlord may at its option exercise any one or more of the following remedies:

                    15.1.5.1 Landlord may terminate this Lease by giving to Tenant notice of Landlord's intention so to do, in which event the term of this Lease or any renewal thereof will end, and all right, title and interest of Tenant hereunder will expire on the date stated in such notice, which will not be less than ten days after the date of the notice by Landlord of its intention so to terminate;

                    15.1.5.2 Landlord may enforce the provisions of this Lease and enforce and protect the right of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy.

     15.2 If Landlord exercises its remedy provided for in subparagraph Section 15.1.5.1, Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with or without process of law, and may remove all persons therefrom, and Tenant covenants in any such event peacefully and quietly to yield up and surrender the Premises to Landlord.

     15.3 In the event of the termination of this Lease, Landlord will be entitled to recover from Tenant all the Base Rent accrued and unpaid for the period up to and including such termination date, as well as Additional Rent and other sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant under any of the provisions hereof has agreed to indemnify Landlord, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition Landlord will be entitled to recover any and all other amounts by way of damages or otherwise permitted by applicable law arising from the termination of this Lease. In addition, in the event Landlord terminates this Lease, Landlord may elect to recover from Tenant an amount equal to the then present value of all Base Rent and Additional Rent which were to accrue under this Lease from the date of termination through the end of the Term, less the present value of the fair market rental value of the Premises over the same period of time. The prime rate of interest as specified by the Wall Street Journal as of the date of termination shall be used for purposes of computing present value. Notwithstanding the foregoing provisions, Landlord will use reasonable efforts to re-lease the Premises and otherwise mitigate its damages following a Tenant default.

     15.4 No remedy herein conferred will be considered exclusive of any other remedy conferred by this Lease or by law, but all such remedies will be cumulative. Every power and remedy given by this Lease may be exercised from time to time and as often as the occasion may arise. No delay or omission of either party to exercise any power, right or remedy will impair any such power, right or remedy. No waiver of any breach or any covenant, agreement or provision of this Lease will be construed or held to be a waiver of any other breach, covenant, agreement or provision by either party.

16. Indemnification.

     Tenant will indemnify, hold harmless and defend Landlord, its members, managers, directors, officers, employees, agents, attorneys, and assigns from and against any and all suits, claims, demands, causes of action, damages, consequential damages, losses, liability, costs and expenses of any kind, including fines, penalties, reasonable attorneys' fees, and other expenses of litigation ("Damages"), on account of any claim either (i) for injury (including death) or damage, either to person or to property, sustained by Tenant or by any other person which arises out of the use or occupancy of the Premises by Tenant at any time during the Term unless the Damages result from Landlord's negligence or misconduct, or (ii) which results from any breach by Tenant of any provision of this Lease.

17. Quiet Possession.

     Tenant, upon paying the specified rental and performing the other covenants herein agreed by it to be performed, will peacefully and quietly have, hold and enjoy the Premises for the Term without any let, hindrance, or molestation by Landlord or any persons lawfully claiming under Landlord, subject only to the other provisions of this Lease.

18. Holding Over.

     If the Tenant remains in the Premises beyond the Term such holding over in itself will not constitute a renewal or extension of this Lease or an exercise of any option to renew, extend or purchase, but in such event a tenancy from month to month will arise upon the covenants and conditions herein set forth, subject to payment of the same Base Rent by the Tenant each month as that Base Rent that would be payable under Section 3.1 during the Initial Term or any optional extension beyond the Initial Term and payment of all Additional Rent, but nothing herein contained will be deemed to give Tenant the right to hold over and Tenant covenants that on the last day of the Term it will peaceably leave and quietly surrender the Premises.

19. Condition of Premises Upon Surrender.

     At the expiration of the Term Tenant will quit and surrender the Premises in good condition, reasonable wear and tear excepted, and remove all of its personal property and trade fixtures. In the event Tenant builds upon, alters, adds to or improves the Premises in accordance with its rights hereinbefore granted, it will not, at the expiration of said Term, be required to restore the same, but Tenant will surrender the same in its improved or altered condition without any further liability.

20. Sale or Assignment By Landlord.

     Landlord will have the right in its sole and unfettered discretion to sell, assign, mortgage, convey, or otherwise dispose of the Premises and Landlord's rights in and interest under this Lease, but only subject to all the terms and conditions of this Lease.

21. Signs.

     Tenant will have the right to install exterior signage on the building to be designed by Tenant and installed by Tenant at its sole cost and expense. The design and installations of any such signage will be subject to both the prior approval of Landlord (which will not be unreasonably withheld), and the requirements, permits, approvals and consents of any governmental entity or agency with jurisdiction over the Premises.

22. Notices.

     All notices, requests and other communications hereunder will be in writing and will be sent by (a) personal delivery, (b) overnight courier service that regularly maintains a record of its deliveries, charges prepaid or (c) certified U.S. mail, postage prepaid, return receipt requested, and addressed to the following addresses, or to such other address of which Landlord or Tenant will have given notice to the other as herein provided:

         If to Landlord, to:        Barr Properties, L.L.C.
                                    c/o Mr. Richard L. Russell
                                    2971 Michigan Road
                                    Madison, Indiana  47250

         With a copy to:            C. Christopher Trower
                                    3159 Rilman Road, N.W.
                                    Atlanta, Georgia  30327-1503

         If to Tenant, to:          MTM Acquisition Company
                                    2971 Michigan Road
                                    Madison, Indiana  47250

         With a copy to:            Linda Paullin-Hebden, Esq.
                                    Raymond & Prokop, P.C.
                                    26300 Northwestern Hwy.
                                    4th Floor, P.O. Box 5058
                                    Southfield, Michigan  48086

     All such notices, requests and other communications will be deemed to have been sufficiently given for all purposes hereof on the date of delivery, if sent by personal delivery, the day after deposit with the carrier, if sent by overnight courier service, or upon receipt or rejection, if sent by certified U.S. mail, return receipt requested.

23. Lease Subordination and Tenant Attornment.

     If an existing or prospective mortgagee or ground lessor of the Premises or a part thereof requests this Lease to be subject and subordinate to the lien of its mortgage, ground lease, or its equivalent, this Lease will be subject and subordinate to such mortgage or ground lease and to all renewals, modifications, replacements, consolidations and extensions thereof and to any and all advances made thereunder and the interest thereon. Tenant will, within twenty (20) days of receipt of a request from Landlord, execute, acknowledge and deliver any and all documents reasonably required by the mortgagee or ground lessor to effect the subordination of this Lease as contemplated. Tenant further agrees to attorn to any purchaser of the Premises at any foreclosure sale or to the ground lessor in event of a termination of the ground lease as if such purchaser or ground lessor were the original landlord under this Lease. Notwithstanding the foregoing, Tenant will not be required to execute any of the documents that may be required by a mortgagee or ground lessor of Landlord as contemplated above unless that mortgagee or ground lessor agrees for itself and its successors and assigns that, in the event of a foreclosure or a termination of the ground lease, Tenant's rights to quiet enjoyment of the Premises will not be disturbed or impaired on account of such foreclosure or termination provided that at the time of the foreclosure or termination Tenant is not in continuing/uncured default in its obligation to pay the Base Rent or Additional Rent or any other payments required hereunder or in the performance of other covenants on its part required to be performed.

24. Estoppel Certificates.

     Tenant will, without charge and within 10 days after written request, furnish to Landlord and to any proposed mortgagee, ground lessor, or purchaser of the Premises, an estoppel certificate in the form and substance reasonably required by the requesting party.

25. Execution.

     This Lease will not be binding and effective until a counterpart hereof has been executed and delivered by the parties each to the other. This Lease may not be modified except by instrument in writing.

26. Interpretation.

     This Lease will bind and inure to the benefit of the parties hereto and their respective successors or assigns. Except when the context otherwise requires, the terms "Tenant" and "Landlord" as used herein will include any successor or assign of the original party so designated. It is understood and agreed that this Lease has been made following negotiation and revision by the parties and is, therefore, not to be construed against either party because of draftsmanship. It is the intention of the parties that this Lease will be construed as a net lease. In the event of any dispute as to the proper construction of any of the provisions of this Lease, the provisions will be construed in accordance with the laws of the State of Indiana.

27. Warranties and Permits.

     Upon expiration or earlier termination of this Lease, Tenant will assign to Landlord all warranties, including all contractor warranties, and any and all guaranties with respect to the use, occupancy, possession and operation of the Premises, including but not limited to the Building Systems.

28. Brokerage.

     Landlord and Tenant warrant, each to the other, that they have dealt with no broker who would be entitled to a commission or fee by reason of the execution of this Lease. Landlord and Tenant will indemnify each other from and against any and all claims for commissions or fees by brokers claiming through them.

29. Memorandum.

     The parties will execute and cause to be recorded a Memorandum of this Lease upon the written request of the other party, which memorandum will contain only the minimum information required by law.

30. Access to Premises.

     Landlord and its agents will have the right to enter the Premises after 24 hours notice to Tenant to examine the condition of same or to show the Premises to prospective purchasers, lessees, ground lessors, or mortgagees.

31. Limitation of Liability.

     Tenant acknowledges and agrees that the liability of Landlord under this Lease will be limited to its interest in the Premises and any judgment rendered against Landlord will be satisfied solely out of the proceeds of the sale of the Landlord's interest in the Premises. No personal judgment will lie against Landlord or any of its officers, directors, partners, or employees upon extinguishment of its rights in the Premises and any judgment so rendered will not give rise to any right of execution or levy against Landlord's other assets. In the event of any sale or exchange of the Premises, the seller will be relieved of all liability which may arise under this Lease, whether occurring prior or subsequent to such sale or transfer, and Tenant will look solely to the successor Landlord and its interest in the Premises for any then outstanding claims.

32. Financial Statements.

     Within 20 days of written request by Landlord, Tenant will provide Landlord with its most recent financial statement, certified to be true and correct by either Tenant's chief financial officer or an independent certified public accountant; provided, however, Landlord may only share such statements with its mortgagee, ground lessor, prospective mortgagees and ground lessors, purchasers and partners, and attorneys, accountants, and other advisors of Landlord and each of the foregoing.

33. No Joint Venture.

     This Lease may not be deemed or construed to create or establish any relationship of partnership, agency, or joint venture (or any other similar relationship or arrangement) between Landlord and Tenant.

34. Waiver.

     No waiver of any of the covenants and agreements herein contained or of any breach thereof will be taken to constitute a waiver of any other subsequent breach of such covenants and agreements or to justify or authorize the non-observance at any other time of the same or of any other covenants and agreements hereof.

35. Severability.

     If any clause or provision of this Lease is illegal, invalid or unenforceable, then and in that event, it is the intention of the parties hereto that the remainder of this Lease will not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Entire Agreement.

     This Agreement constitutes the entire understanding between the parties and supersedes all prior agreements. No waiver, modifications, or additions to this Lease agreement will be valid unless in writing and signed by both the Landlord and the Tenant.

37. Right of First Refusal.

     37.1 Effective as of the date of this First Amendment and for so long as this Lease remains in force and effect (including continuation via extensions and renewals), in the event Landlord proposes to sell the Premises (or any portion thereof) pursuant to a bona fide written offer from a third party (the "Bona Fide Offer"), then Landlord will first offer the Premises (or applicable portion thereof) for sale to Tenant under the exact same terms and conditions as those contained in the Bona Fide Offer, except that the date of the Bona Fide Offer will be deemed to be the date of Tenant's Notice to Exercise its right of first refusal hereunder as referenced below. Landlord will offer this right of first refusal to Tenant in a written Notice of Right of First Refusal that will include the terms, conditions, and a copy of the Bona Fide Offer. Tenant may exercise its Right of First Refusal by providing written notice of exercise to Landlord (the "Notice of Exercise") on or before the thirtieth (30th) day following receipt of the Notice of Right of First Refusal. The date Tenant provides the Notice of Exercise to Landlord will be the "Notice of Exercise Date".

     37.2 Within seven (7) days following the Notice of Exercise Date, Landlord will order for delivery to Tenant a commitment for a policy of title insurance without standard exceptions issued by a title insurance company acceptable to Tenant dated concurrently or after the Notice of Exercise Date, in the amount of the purchase price, committing to insure Tenant as the holder of marketable title to the Premises free and clear of all liens, claims and subject only to encumbrances of record and, current easements, zoning regulations and building and use restrictions and such items set forth in the commitment to which Tenant has approved in writing ("Permitted Exceptions"). If the title commitment fails to indicate marketable title to the Premises in the condition set forth above, Tenant will so notify Landlord in writing within fifteen (15) days after receipt of such title commitment specifying the defects claimed and desired remedy. Landlord will have thirty (30) days from and after the date such notice is delivered to Landlord to cure any defects and, having done so, will cause the title commitment to be modified to reflect the same and will deliver the revised title commitment to Tenant. If Landlord fails or refuses to cure any defects set forth in such notice and furnish the revised commitment within the thirty
(30)-day period, then Tenant may, at its sole option, upon written notice to Landlord, either (i) waive such defects and proceed with the purchase as herein provided, or (ii) cure such defects, whereupon Landlord will promptly reimburse Tenant for any and all reasonable costs, including reasonable attorneys' fees, costs of collection and will defend, indemnify and hold Tenant harmless from and against any and all such defects and liabilities, and the purchase price will be reduced by the reasonable costs incurred by Tenant in curing such defects, or
(iii) terminate the sale and purchase transaction; provided that upon Tenant's election to so terminate the right of first refusal, the purchase transaction contemplated hereby will be terminated, and Tenant will continue to lease the Premises pursuant to the provisions of this Lease, which will remain in force and effect.

     37.3 Within seven (7) days following the Notice of Exercise Date, Landlord will forward to Tenant any documents in Landlord's possession or available to Landlord that relate to the physical structure and/or condition of the Premises, including but not limited to engineering and architectural drawings and reports, environmental reports and studies and surveys (the "Premises Information"). Tenant or its agents (including but not limited to its consultants, engineers and the local building inspector) will have a period of thirty (30) days from and after the date Tenant receives the Premises Information, to conduct investigations and to inspect the Property (at Tenant's expense) in whatever manner Tenant deems necessary, including without limitation, to conduct investigations with respect to the land and the condition thereof, including environmental conditions. At any time prior to the expiration of such inspection period, Tenant, in its sole and absolute discretion if it is dissatisfied with the results of such inspection and investigations for any reason whatsoever, may elect to rescind, cancel and terminate its right of first refusal by sending a written notice to such effect to the Landlord during such period. Upon Tenant's election to so rescind, cancel and terminate the right of first refusal, the purchase transaction contemplated hereby will be terminated, and Tenant will continue to lease the Premises pursuant to the provisions of this Lease, which will remain in force and effect.

     37.4 The closing will be consummated within one hundred twenty (120) days following the Notice of Exercise Date. In the event Tenant does not elect to exercise the Option, Landlord may then sell the Property (or applicable portion thereof) to the third party pursuant to the Bona Fide Offer, but only upon the precise terms and conditions as stated in the Bona Fide Offer. In the event of any change in the terms and conditions of the Bona Fide Offer or in the event such transaction is not consummated within such 120 day period, then the Property will be offered again to Tenant under the same terms and conditions as set forth in the revised Bona Fide Offer.

     37.5 If Tenant does not timely exercise its right of first refusal or otherwise does not purchase the Property (or applicable portion thereof) pursuant to this Section 37, Tenant will continue to lease the Leased Premises pursuant to the provisions of this Lease, which will remain in force and effect

     Executed as of the 1st day of _____________, 2005.

BARR PROPERTIES, L.L.C.                  MTM ACQUISITION COMPANY
"LANDLORD"                               "TENANT"


By:_______________________________       By: __________________________________
Print Name: ______________________       Print Name: __________________________
Title: ___________________________       Title: _______________________________

                               EXHIBIT A TO LEASE

                    Description of Premises and Easements

     A part of Section 22, Township 4 North, Range 10 East, Madison Township, Jefferson County, Indiana, described as follows: Beginning at a P.K. nail found in Michigan Road at the Northeast Corner of Section 22,T4N, R10E; thence South 87 degrees 51 minutes 53 seconds West 1151.03 feet to a rebar set; thence South 00 degrees 03 minutes 22 seconds East 566.78 feet to a rebar set; thence North 87 degrees 59 minutes 13 seconds East 115.103 feet to Michigan Road; thence along said road North 00 degrees 03 minutes 53 seconds West 569.25 feet to the point of beginning, consisting of 15.00 acres more or less.

     ALSO, subject to a sixty foot (60') wide easement for the purpose of ingress, egress, and utilities the centerline of which is described as follows:
Commencing  at a P.K.  nail found in Michigan  Road at the  Northeast  Corner of
Section 22, Township 4 North, Range 10 East; thence along Michigan Road South 00 degrees 03 minutes 53 seconds East 441.77 feet to the point of beginning; thence South 88 degrees 48 minutes 31 seconds West 1150.57 feet to the point of termination.

     ALSO, subject to a two-lane road easement in favor of Landlord and Landlord's assignees for the purposes of ingress and egress, and construction, from any entrance to the Premises from Michigan Road on the eastern boundary of the Premises, across the parking lot of the Premises, to certain property consisting of approximately 16 acres situated on the western boundary of the Premises, either directly across the parking lot of the Premises, or in the case of road construction generally paralleling the southern boundary of the Premises. Provided, that the costs of any such construction shall be borne exclusively by Landlord of Landlord's assignees, and Tenant shall have no obligation or responsibility to maintain such road.


                                  * * * * * * *

                              EXHIBIT 2.7(a)(viii)
                            NON-COMPETITION AGREEMENT
                            -------------------------

     THIS NON-COMPETITION AGREEMENT ("Agreement") is made and executed as of the ____ day of ______________, 2005, by and between RICHARD L. RUSSELL ("Russell") and MTM ACQUISITION COMPANY, a Michigan corporation ("Buyer").

                                    RECITALS:

     A. Midwest Tube Mills, Inc., an Indiana corporation ("Seller"), Russell, individually and in his fiduciary capacity as Trustee of the Richard L. Russell 2004 Annuity Trust and Buyer are parties to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated August ____, 2005 (the "Closing Date") pursuant to which Buyer will purchase from Seller substantially all of the assets of Seller.

     B. The Asset Purchase Agreement provides that Russell will execute and that Seller and Russell will deliver this Agreement to Buyer.

     C. Terms not defined in this Agreement will have the meanings ascribed to them in the Asset Purchase Agreement.

     THEREFORE IT IS AGREED:

     1. Non-competition. For a period of five (5) years after the Closing Date, Russell shall not directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person (i) engaged in or planning to become engaged in the steel tube manufacturing business, or (ii) who is or was, at any time, a customer or supplier of Seller ("Competing Business"), provided, however, that Russell may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

     2. Non-solicitation. For a period of five (5) years after the Closing Date, Russell shall not, directly or indirectly:

     (a) Solicit the purchase of steel tube from any Person who was a customer of Seller;

     (b) Cause, induce or attempt to cause or induce any Person who is or was a customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

     (c) Hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

     3. Non-disparagement. After the Closing Date, Russell will not disparage Buyer or any of Buyer's shareholders, directors, officers, employees or agents.

     4. Permitted Competition. Notwithstanding anything to the contrary, Russell will be permitted to, directly or indirectly, acquire the assets or business of FENCEmaster. Provided, that during the term of this Agreement, if such entity requires steel tube products to be purchased from third parties for use in its kennel assembly business, Russell will cause such entity to purchase its steel tube products requirements from Buyer, up to the dollar volume of products purchased by FENCEmaster from Buyer, including any affiliates of Buyer, and Seller in the twelve (12) months prior to Russell's acquisition (subject to adjustment if necessitated by a downturn in business). Buyer will sell such steel tube products to Russell's entity at the then prevailing market prices and service terms, and the products will be of the quality consistent with the quality of products historically provided to FENCEmaster. This requirements provision shall not be construed as requiring such entity to purchase any specific volume of steel tube products from Buyer unless such products are required or needed in such entity's business following Russell's acquisition. Russell agrees that he will not produce steel tube in connection with the acquisition FENCEmaster or the operation of its business thereafter.

     5. Enforceability. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Sections 1 through 3 of this Agreement is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Sections 1 through 3 of this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Sections 1 through 3 of this Agreement are reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Russell.

     6. Equitable relief. Russell agrees that the injury to Buyer and from a breach by Russell of the covenants and restrictions set forth in Sections 1 through 3 would be extremely difficult, if not impossible to adequately measure and limiting Buyer's remedies to actions at law would be inadequate. Accordingly, Buyer will be entitled, in addition to other remedies, to institute actions for injunctive and other equitable relief.

     7. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to any conflict of law provisions.

     8. Captions. The section titles or captions contained in this Agreement are provided for the sake of convenience only and shall not be deemed part of the context of this Agreement.

     9. Assignability. This Agreement may not be assigned by Russell. This Agreement may be assigned by Buyer in connection with a sale of substantially all of its assets.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

                                            Buyer Company,
                                            a Michigan corporation


                                            By:_______________________________
                                               J. Peter Farquhar
                                               Its:  President

                                            Address:
                                            2420 Willis Street
                                            Marysville, MI  48040-1979
                                            Fax:  810-364-7252


                                            __________________________________
                                            Richard L. Russell
                                            Address:
                                            __________________________________
                                            __________________________________
                                            __________________________________

                                EXHIBIT 2.7(a)(x)
                           OPINION OF SELLER'S COUNSEL
                           ---------------------------

                                                            ________, 2005

MTM Acquisition Company
2420 Wills St.
Marysville, MI 48040

         Re:      Acquisition of Midwest Tube Mills, Inc.


Gentlemen:

     I  have  served  as  counsel  to  Midwest  Tube  Mills,  Inc.,  an  Indiana corporation ("Midwest"), and Richard L. Russell, a resident of Indiana individually and Richard L. Russell in his Fiduciary Capacity as Trustee of the Richard L. Russell 2004 Annuity Trust u/t/d August 11, 2004 (together the "Shareholders") in connection with the transactions contemplated by that certain Asset Purchase Agreement dated August __, 2005 (the "Agreement"), among the Shareholders, Midwest, and MTM Acquisition Company, a Michigan corporation ("MTM Acquisition"). This is the opinion of Midwest's legal counsel as contemplated by
Section 2.7(a)(xi) of the Agreement. Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Agreement.

                                    DOCUMENTS

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents (the "Documents"):

     1. the Agreement, including all Schedules thereto;

     2. the Promissory Note;

     3. the Bill of Sale;

     4. the Assignment and Assumption Agreement;

     5. the Non-Competition Agreement; and

     6. the Guarantee;

     In connection with this opinion, I have also examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents (the "Corporate Documents").

     1. Articles of Incorporation, Bylaws and corporate resolutions of Midwest;

     2. A Certificate of Existence regarding Midwest issued by the Indiana Secretary of State's Office, Business Services Division;

     3. Resolutions of the Board of Directors of Midwest, authorizing Richard L. Russell to execute the Documents on behalf of Midwest (the "Resolutions"); and

     4. Such other documents and records pertaining to Midwest and Shareholders as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

                                   ASSUMPTIONS

     For purposes of this opinion, I have assumed that:

     1. The execution and delivery of the Documents and other documents that I have reviewed, and the entry into and performance of the transactions contemplated by the Documents, by all parties other than Shareholders and Midwest, have been duly authorized by all necessary actions.

     2. The execution and delivery of each of the documents referred to herein were free from fraud, misrepresentation, duress or criminal activity.

     3. All documents submitted to me as originals are authentic and accurate in all respects.

                                     OPINION

     Based upon the foregoing, but subject to the assumptions, limitations and qualifications set forth below, I am of the opinion that:

     1. Midwest is a corporation duly organized and validly existing and in good standing under the laws of the State of Indiana, has all necessary corporate power and authority to own its properties and assets as now owned and to operate its business as now operated, and is qualified to do business in Indiana.

     2. The Documents have been duly and validly authorized and, when executed and delivered by Midwest and the Shareholders, will be valid and binding on each of them and enforceable in accordance with their terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     3. Neither the execution and delivery of the Documents nor compliance with the terms thereof, nor the consummation of the transactions therein contemplated, has, nor will, conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or Bylaws of Midwest.

     4. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required in connection with the execution, delivery and performance of the Documents by Midwest, except as otherwise disclosed in the Agreement.

                                 QUALIFICATIONS

     The opinions expressed above are subject to the following qualifications:

     1. The opinions set forth above are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights (including, without limitation, preference and fraudulent conveyances or transfer laws) and any limitations imposed by federal or state law or public policy with respect to any rights to indemnification and contribution under the Documents.

     2. The enforceability of the Documents and the availability of injunctive relief or other equitable remedies thereunder are subject to the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

     3. I express no opinion as to, or the effect or applicability of, any laws other than the laws of the State of Indiana and political subdivisions thereof, and the federal laws of the United States of America, in each case as such laws presently apply.

     This letter is furnished solely for your benefit in connection with the transactions contemplated by the Documents. This opinion is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or, for any other purpose, without my prior written consent. This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein.

                                               Very truly yours,

                               EXHIBIT 2.7(b)(vi)
                                    GUARANTEE
                                    ---------


     FOR VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, and to induce the Noteholder (as defined below) to accept the Note (as defined below) from MTM ACQUISITION COMPANY, a Michigan corporation ("Debtor"), TARPON INDUSTRIES, INC., a Michigan corporation ("Guarantor"), does hereby covenant and agree with the Noteholder as follows:

     1. Definitions. In this Guarantee, unless the context otherwise requires:

     (a) "Indebtedness" is used in its most comprehensive form and means all Indebtedness, whether direct or indirect, absolute or contingent, now due and owing or which may hereafter, from time-to-time, be or become due and owing under or with respect to the following: (i) the Note; (ii) renewals, extensions, modifications or substitutions of the Note; and (iii) interest and costs, including attorney fees and disbursements, on the foregoing or relating to the collection thereof.

     (b) "Note"means the Subordinated Promissory Note dated as of ______________, 2005 in which Debtor is the maker and Midwest Tube Mills, Inc., an Indiana corporation, is the payee (and shall be referred to as "Noteholder" in this Guarantee), in the original amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).

     2. Statement of guarantee. Guarantor hereby unconditionally and absolutely guarantees to the Noteholder the full and prompt payment when due, or declared due of all Indebtedness. The Noteholder will have immediate recourse against Guarantor for full and immediate payment of the Indebtedness at any time after the Indebtedness, or any part thereof, has not been paid in full as and when due, whether at fixed maturity or by acceleration under the terms of the Note.

     3. Guarantee of payment. This is a continuing and an unconditional Guarantee of payment, and not of collection. The Noteholder shall not be obligated, prior to or after seeking recourse against or receiving payment from Guarantor, to do any of the following (although the Noteholder may do so, in whole or in part, at its sole option), the performance of which are hereby unconditionally waived by Guarantor:

     (a) Take any steps whatsoever to collect from Debtor or to file any claim of any kind against Debtor; or

     (b) Take any steps whatsoever to accept, perfect the Noteholder's interest in or foreclose or realize upon collateral security, if any, for the payment of the Indebtedness, or any other guarantee of the Indebtedness; or

     (c) In any other respect exercise any diligence whatsoever in collecting or attempting to collect the Indebtedness from Debtor by any means.

     4. No impairment. Guarantor's liability for payment of the Indebtedness shall be absolute and unconditional, and nothing whatsoever except actual full payment to the Noteholder of the Indebtedness shall operate to discharge Guarantor's liability hereunder except as otherwise provided herein. Guarantor unconditionally and irrevocably waives each and every defense, which under principles of guarantee or suretyship law or equity, would otherwise operate to impair or diminish the liability of Guarantor for the Indebtedness. Without limiting the generality of the foregoing waiver, none of the following acts, omissions or occurrences shall diminish or impair the liability of Guarantor in any respect (any and all of which acts, omissions or occurrences shall not require notice of any kind by the Noteholder to Guarantor):

     (a) Any extension, modification, indulgence, compromise, settlement or variation of any of the terms of the Indebtedness;

     (b) The discharge or release of any obligations of Debtor by reason of the operation of bankruptcy or insolvency laws or otherwise;

     (c) The acceptance or release by the Noteholder of any collateral security or other guarantee, or compromise, settlement or extension with respect to any collateral security or guarantee;

     (d) The creation of any new indebtedness by Debtor; and

     (e) The making of a demand, or absence of demand, for payment of the Indebtedness, or giving or failing to give any notice of dishonor or protest or any other notice, except as required by the terms of the Note.

     5. Waiver of Defenses. Guarantor unconditionally waives:

     (a) Any subrogation to the rights of the Noteholder against Debtor until the Indebtedness has been paid in full;

     (b) Any notice of acceptance of this Guarantee or the Noteholder's present or future action or intention to act in reliance on this Guarantee; and

     (c) Notice of default by Debtor, any guarantor or any surety, pledgor or any party granting Debtor security under any security document.

     6. Events of default. The occurrence of any one of the following events shall, at the election of the Noteholder, be deemed a default by a Guarantor ("Event of Default") under this Guarantee:

     (a) Any breach by the Guarantor of any of its representations, warranties, covenants or agreements under this Guarantee which continues uncured for thirty
(30) days after receipt of notice by the Guarantor;

     (b) The occurrence of any event of default under the Note; or

     (c) The bankruptcy or insolvency of a Guarantor or the appointment of a conservator for all or any portion of Guarantor's assets.

     7. Election of remedies. Upon the occurrence of an Event of Default under this Guarantee, the Noteholder has such rights and remedies as are provided by law or in equity or under this Guarantee including, without limitation, the right to proceed to suit against Guarantor regardless of whether suit has been commenced against Debtor, and in any such suit Debtor may be joined (but need not be joined) as a party with Guarantor. The Noteholder shall not be required to proceed against any other party, or against any other security or collateral, or to pursue any right or remedy under this Guarantee or under any other instrument. No right, power or remedy conferred by this Guarantee upon the Noteholder shall be exclusive of any other right available at law, in equity, by statute or otherwise, and all such rights, powers and remedies shall be cumulative and in addition to all others. No failure or delay on the part of the Noteholder in exercising any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude a later or further exercise thereof or the exercise of any right, power or remedy. No course of dealing on behalf of the Noteholder shall operate as a waiver of any right, power, privilege or remedy.

     8. Consideration. Guarantor acknowledges receipt of good and valuable consideration for this Guarantee, the benefit conferred on debtor by the giving of this Guarantee and the reliance by the Noteholder on the existence and enforceability of this Guarantee.

     9. Notices. Any notice, demand or request by the Noteholder, or their successors or assigns, to Guarantor shall be in writing, and shall be deemed to have been received upon: (i) personal delivery; (ii) or by mail, certified mail return receipt requested at the following address:

                             ATTN: J. PETER FARQUHAR
                             TARPON INDUSTRIES, INC.
                                2420 WILLS STREET
                              Marysville, MI 48040

     10. Assignment. This Guarantee shall inure to the benefit of the Noteholder and its successors and assigns. If there shall be more than one such holder or owner, this Guarantee shall be deemed a separate contract with each such holder and owner. If any person other than the Noteholder shall become a holder or owner of any of the indebtedness, each reference to the Noteholder hereunder shall be construed as if it referred to each such other holder or owner.

     11. Information. Guarantor shall have the responsibility of keeping advised of Debtor's dealings and all matters, which are or may become subject to, or covered by, this Guarantee. The Noteholder shall have no obligation or liability to Guarantor whatsoever in connection therewith.

     12. Choice of laws. The laws of the State of Michigan shall govern this Guarantee and all rights and obligations hereunder, including matters of construction, validity and performance.

     13. Severability. If any provision or clause of this Guarantee or the application hereof is to be held invalid, that invalidity shall not affect other provisions or applications of this Guarantee which can be given effect without the invalid provision or application, and to this end the provisions of this Guarantee are declared to be severable.

     14. Captions. Captions to Sections of this Guarantee are inserted for convenience only and are not a part of this Guarantee. In interpreting this Guarantee, they shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Guarantee.

     15. Guarantee freely delivered. This Guarantee has been freely and voluntarily given to the Noteholder by Guarantor, without any duress or coercion and after Guarantor has either consulted with counsel or been given an opportunity to do so. Guarantor has carefully and completely read all of the terms and provisions of this Guarantee.

     16. Successors and Assigns. This Guarantee shall be binding upon Guarantor and its successors and assigns.

     THIS GUARANTEE has been executed on this _________________, 2005.


                                              GUARANTOR:

                                              TARPON INDUSTRIES, INC.,
                                              a Michigan corporation



                                              _______________________
                                              By:  J. Peter Farquhar
                                              Its:  Chief Executive Officer

                                   EXHIBIT 2.9
                  ACCOUNTING PRINCIPLES POLICIES AND PRACTICES
                  --------------------------------------------


[To be mutually agreed upon by parties.]